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                                                                   EXHIBIT 10.11

                               AGREEMENT OF LEASE

                                 by and between

                  LOCUST AVENUE ASSOCIATES LIMITED PARTNERSHIP,
                                  as Landlord,

                                       and

                          CENTURY COMMUNICATIONS CORP.,
                                    as Tenant

                                50 Locust Avenue
                             New Canaan, Connecticut

                           Dated as of January 1, 1997





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                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

1.    LEASED PREMISES................................................ 1
      A.       Premises and Building................................. 1
      B.       Parking............................................... 3

2.    TERM POSSESSION AND USE........................................ 4
      A.       Term.................................................. 4
      B.       Option to Extend Term................................. 4
      C.       Use of Premises....................................... 6

3.    RENT........................................................... 6
      A.       Base Rent............................................. 7
      B.       Additional Rent....................................... 7
      C.       Estimate of Additional Rent.......................... 12
      D.       Audit Rights......................................... 13
      E.       Disputed Amounts..................................... 13
      F.       Late Charges......................................... 13
      G.       Covenant to Pay Rent/Operating Expenses/Real
               Estate Taxes......................................... 14

4.    IMPROVEMENTS AND SERVICES..................................... 14
      A.       Improvements......................................... 14
      B.       Customary Services................................... 18
      C.       Additional Services.................................. 18

5.    QUIET ENJOYMENT............................................... 19

6.    LEASE SUBJECT TO SUPERIOR RIGHTS.............................. 19
      A.       Subject to Superior Rights........................... 19
      B.       Non-Disturbance Agreement............................ 20

7.    ESTOPPEL CERTIFICATE BY TENANT................................ 20

8.    RIGHTS RESERVED TO LANDLORD AND TENANT........................ 20
      A.       Landlord............................................. 20
      B.       To Tenant............................................ 22

9.    TENANT'S AND LANDLORD'S ADDITIONAL COVENANTS.................. 22
      A.       Landlord Covenants................................... 22
      B.       Tenant Covenants..................................... 23

10.   WAIVER OF PROPERTY AND LIABILITY CLAIMS....................... 25
      A.       Damage from Other Causes............................. 25
      B.       Loss of Business, Etc................................ 26





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      C.       Indemnification...................................... 26

11.   INSURANCE..................................................... 27
      A.       By Tenant............................................ 27
      B.       By Landlord.......................................... 28
      C.       Additional Insurance Provisions...................... 28

12.   ASSIGNMENT AND SUBLETTING..................................... 28
      A.       Consent.............................................. 28
      B.       Excess Rent.......................................... 30
      C.       Tenant Not Released.................................. 30
      D.       Assignment or Sublet to Affiliate.................... 31

13.   CONDITION OF PREMISES......................................... 31

14.   OBLIGATION TO REPAIR.......................................... 31
      A.       Tenant's Obligation.................................. 31
      B.       Landlord's Obligation................................ 32

15.   LIABILITY..................................................... 32

16.   DAMAGE TO LEASED PREMISES..................................... 33
      A.       Casualty Damage...................................... 33
      B.       Damage Termination................................... 33
      C.       Landlord Will Not Insure............................. 33

17.   CONDEMNATION.................................................. 34
      A.       Entire Award......................................... 34
      B.       More Than 25% Taking................................. 34
      C.       Less than 25% Taking................................. 34
      D.       Rights to Condemnation Award......................... 35
      E.       Landlord to Repair................................... 35

18.   NOTICES....................................................... 35

19.   DEFAULT AND REMEDIES.......................................... 36
      A.       Default.............................................. 36
      B.       Remedies............................................. 37
      C.       Specific Performance................................. 38

20.   BANKRUPTCY.................................................... 38

21.   LANDLORD AND TENANT DEFINED................................... 39
      A.       Definition........................................... 39
      B.       Limitations of Assets Liable for Collection of
               Judgment:  No Personal Liability..................... 39

22.   RECORDING LEASE PROHIBITED.................................... 39

23.   PREVAILING PARTY IN LEGAL PROCEEDINGS......................... 40

24.   SEVERABILITY.................................................. 40

25.   HOLDING OVER.................................................. 40






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26.   RE-ENTRY BY LANDLORD.......................................... 40

27.   NO WAIVER..................................................... 40

28.   OTHER REMEDIES................................................ 41
      A.       No Obligation to Cure................................ 41
      B.       Judgment Offset...................................... 41

29.   NOTICE OF MORTGAGEES.......................................... 42

30.   ENVIRONMENTAL LAWS............................................ 42
      A.       Compliance........................................... 42
      B.       Indemnity............................................ 43

31.   MISCELLANEOUS................................................. 43
      A.       Taxes................................................ 43
      B.       Accord and Satisfaction.............................. 43
      C.       Representations by Landlord.......................... 44
      D.       Intentionally Omitted................................ 44
      E.       Waiver of Jury Trial and Right to Counterclaim/
               Prejudgment Remedy Waiver.............................44
      F.       Intentionally Omitted................................ 44
      G.       Unavoidable Delays................................... 44
      H.       Brokerage............................................ 45
      I.       Successors and Assigns............................... 45
      J.       Consents and Approvals............................... 45
      K.       Interpretation....................................... 46
      L.       Complete Agreement................................... 46
      M.       Time of Essence...................................... 46
      N.       Authority............................................ 46
      O.       Attorney's Fee....................................... 46
      P.       Building Hours of Operation.......................... 46
      Q.       HVAC................................................. 47
      R.       Compliance with Applicable Laws...................... 47

32.   ADDITIONAL SPACE.............................................. 47

33.   STATUS OF LEASE............................................... 48

34.   SECURITY SYSTEM............................................... 48

36.   ARBITRATION................................................... 48
      A.       Disputed Defaults.................................... 48
      B.       Disputed Amount...................................... 48
      C.       Arbitrators; Award................................... 49
      D.       Failure to Appear.................................... 49
      E.       Reimbursement........................................ 49






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                                     LEASE

                  THIS AGREEMENT OF LEASE (hereinafter referred to as the "Lease"), made as of the 1st day of January, 1997, by and between LOCUST AVENUE ASSOCIATES LIMITED PARTNERSHIP, acting herein by STEPHEN GULICK JR., of the Town of New Canaan, County of Fairfield and State of Connecticut, its General Partner, duly authorized (hereinafter referred to as "Landlord") and CENTURY COMMUNICATIONS CORP., a Texas corporation with a place of business in the Town of New Canaan, County of Fairfield and State of Connecticut, acting herein by SCOTT N. SCHNEIDER, its Senior Vice President and Treasurer, duly authorized (hereinafter referred to as "Tenant").

                              W I T N E S S E T H :

         1.       LEASED PREMISES

                  A.       Premises and Building

                           (i)  Landlord does hereby lease to Tenant and
Tenant does hereby lease from Landlord those certain premises which the parties deem to contain approximately 31,740 rentable square feet (hereinafter called the "Premises"). The Premises presently exist as designated on the Plan attached hereto as EXHIBIT 1.A(i)-1 and made a part hereof, and are located on the first and second floors in that certain building located at 50 Locust Avenue, New Canaan, Connecticut 06840 (hereinafter called the "Building"). The legal description of the property on which the Building is situated (hereinafter referred to as the "Property") is set forth on EXHIBIT 1.A(i)-2 attached hereto and made a part hereof. Landlord hereby reserves and Tenant shall have no right, except as may be otherwise set forth herein (or as may be reasonably necessary for Tenant to conveniently and efficiently operate its business in the Demised Premises), in and to (a) the use of the exterior faces of all perimeter walls;
(b) the use of the roof; and (c) the use of the land, improvements and space below the bottom of the lower floor slabs and above the interior surface of the ceiling of the Premises. In addition to the aforementioned and described Premises, Tenant shall have the right to use approximately 400 square feet of storage space located in the lower parking area of the Building during the term of this Lease and any extension periods for the additional consideration set forth in this Lease. Said letting and renting is upon and subject to the terms, covenants, and conditions set forth herein, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of the said terms, covenants, and conditions by it to be kept and performed. This Lease is made upon the conditions of such performance.



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                           (ii)  This Lease replaces all existing Leases
between the parties or otherwise covering all or any part of the Building.

                           (iii)  In consideration of the parties entering
into this replacement Lease, Landlord has agreed to expand the space occupied by the Tenant on the second floor by incorporating into the space occupied by Tenant on the second floor the so-called "Lee Shepard Space," which space is approximately 3,720 square feet, and the so-called "Dana Space," which space is approximately 935 square feet; said spaces are shown on EXHIBIT 1.A(iii) attached hereto. Landlord hereby represents, warrants and covenants to Tenant that (i) the lease for the Lee Shepard Space has expired and that no party has a valid claim of right thereto, (ii) Landlord has entered into a stipulated judgment of eviction with the occupant of such space, and pursuant to such stipulation the latest date by which such occupant shall vacate such space shall be September 1, 1997, and (iii) Landlord shall use its best efforts to deliver the Lee Shepard Space to Tenant as soon as possible and shall cause the Lee Shepard Commencement Date (as hereinafter defined) to occur as soon as possible, but in any event no later than September 15, 1997. The Lee Shepard Space shall become part of the Premises (the "Lee Shepard Commencement Date") thirty (30) days following the first date all of the following shall have occurred: (a) Landlord shall have obtained sole possession of the Lee Shepard Space free and clear of all tenants, occupants and any claims of right of any individual or entity, (b) the Lee Shepard Space shall be in its "as-is" condition on the date hereof, reasonable wear and tear excluded, and (c) Landlord has delivered to Tenant written notice of those matters set forth in clause (a). Notwithstanding clause (c), Landlord may in good faith send the thirty (30) day notice in anticipation that Landlord will be able to deliver space in compliance with clause (a), in which event the Lee Shepard Commencement Date (assuming compliance with clause (a) and clause (b) above) shall be the later of (i) the thirtieth (30th) day following Tenant's receipt of such notice, or (ii) three
(3) Business Days following the date upon which the terms of clause (a) and clause (b) hereof shall have been satisfied.

                  As of the Lee Shepard Commencement Date, the Lee Shepard Space shall be deemed to be part of the Premises for all purposes, including but not limited to the payment of Rent, except, that Base Rent payable for the Lee Shepard Space shall be equal to Twenty-Three and 25/100 ($23.25) Dollars per square foot per annum, or Eighty-Six Thousand Four Hundred Ninety and 00/100 ($86,490.00) Dollars per annum payable monthly at the rate of Seven Thousand Two Hundred Seven and 50/100 ($7,207.50) Dollars. All representations and warranties of Landlord regarding the Premises shall be deemed to include the Lee Shepard Space as of the Lee Shepard Commencement Date. As of the Lee Shepard Commencement Date, Tenant's Proportionate Share shall be increased accordingly. Further as of the Lee Shepard

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Commencement Date, Tenant shall be entitled to additional exclusive parking at the rate of 3 parking spaces per 1,000 square feet rounded up to the next highest full parking space, such parking spaces shall, to the extent practical, be contiguous to all other parking spaces of Tenant.

                  The Dana Space shall become a part of the Premises (the "Dana Commencement Date") as of February 1, 1997. On such date: (a) Landlord shall have obtained sole possession of the Dana Space free and clear of all tenants, occupants and any claims of right of any individual or entity, and (b) the Dana Space shall be in its "as-is" condition on the date hereof, reasonable wear and tear excluded.

                  As of the Dana Commencement Date, the Dana Space shall be deemed to be part of the Premises for all purposes, including but not limited to the payment of Rent, except that Base Rent payable for the Dana Space shall be equal to Twenty-Three and 25/100 ($23.25) Dollars per square foot per annum, or Twenty-One Thousand Seven Hundred Thirty-Eight and 75/100 ($21,738.75) Dollars per annum payable monthly at the rate of One Thousand Eight Hundred Eleven and 00/100 ($1,811.00) Dollars. All representations and warranties of Landlord regarding the Premises shall be deemed to include the Dana Space as of the Dana Commencement Date. As of the Dana Commencement Date, Tenant's Proportionate Share shall be increased accordingly. Further as of the Dana Commencement Date, Tenant shall be entitled to ninety-nine (99) parking spaces as opposed to the original ninety-five (95) parking spaces.

                  Notwithstanding anything in this Lease to the contrary (and in particular, notwithstanding any provision of this Lease regarding Landlord's control over Common Areas), throughout the Term of this Lease, Tenant shall have the right to maintain reception and/or secretarial stations in the lobby areas of the Building. In addition thereto, Tenant shall have the right, subject to
Section 4 of this Lease, to make such improvements and utility hookups as may be desired by Tenant in connection with maintenance of such reception and/or secretarial stations.

                  B. Parking. Landlord covenants and agrees that throughout the Term, Landlord shall provide no fewer than ninety-five (95) parking spaces for the exclusive use of Tenant, which shall be marked, and lighted in a manner acceptable to Tenant and pursuant to EXHIBIT 1.B hereto, in the Building parking area, and the same is to be kept by the Landlord in a well-maintained condition throughout the term of this Lease. "Well maintained condition" shall be defined to include being in a first class condition (although Landlord shall not be required to pave same, unless same is paved as of the date hereof, or same is subsequently paved), with freshly painted lines and numbers, well lighted and free of debris. In the event that the number of square feet rented by Tenant during the Term or any Extension Period hereof shall increase (including without limitation

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addition of the Lee Shepard Space and the Dana Space), Landlord shall provide additional exclusive use parking spaces in the Building parking area such that Tenant shall have at least three (3) parking spaces for every 1,000 rentable square feet then rented by Tenant. It should be noted that Exhibit 1-B shows 109 parking spaces for Tenant; Tenant shall only receive three (3) parking spaces per 1,000 rentable square feet, rounded up to the next highest full parking space based upon the size of the Demised Premises at a given time (i.e., as of the date hereof, 95 parking spaces; as of the Dana Commencement Date, 99 parking spaces; as of the Lee Shepard Commencement Date, 109 parking spaces).

         2.       TERM POSSESSION AND USE

                  A. Term. This Lease shall commence as of January 1, 1997, the "Commencement Date", and shall terminate on December 31, 2004, the "Initial Term".

                  B. Option to Extend Term. So long as Tenant shall not be in default beyond applicable notice and grace periods hereunder, Tenant shall have the right, at its election, to extend the Term for two (2) additional five (5) year periods (each respectively referred to herein as an "Extension Period"). The first five-year option shall be from January 1, 2005 through December 31, 2009, and the second five-year option shall be from January 1, 2010 through December 31, 2014. The Base Rent to be paid during each Extension Period shall be the then fair market rental value for renewal rentals in the "market" (as defined below), taking into consideration, without limitation, the condition of the Premises, the amount of Rent being paid during the initial term of other leases used as comparables (i.e., to determine if extension rents paid in comparables reflect discounts attributable to an above market initial term rent), any free rent provided, work letter obligations, the base year for escalations and other tenant inducements, such amount to be mutually agreed to by the parties. The market shall be defined as the commercial office leasing areas of New Canaan, Westport and Darien, Connecticut. In addition to the Base Rent in any Extension Period, Tenant shall pay the Additional Rent as required under this Lease; however, the base year shall be adjusted as provided for in
Section 3.B (i.e., the base year for Taxes and Operating Expenses (as each such term is hereinafter defined) shall be the first year of each respective Extension Period). The Tenant shall notify the Landlord of its intention to exercise its options to extend (such notice shall be in writing and provided in a manner required by this Lease), if at all, not earlier than twelve (12) months prior (except in the case of an exercise of such option pursuant to Section 32 below, in which event the exercise of said option may occur prior to said twelve
(12) month period) to the termination of the Initial Term or first Extension Period, as the case may be, nor later than 8 months prior thereto. Prior to the exercise by Tenant of an election to extend the Term, the expression "Term" or "term"

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or any equivalent expression shall mean the Term or Extension Period then in effect; after the exercise by Tenant of any such election, the expression "Term" or any equivalent expression shall mean the Term as it may have been then extended. All agreements and conditions in this Lease contained shall apply to the Extension Period to which the Term shall be extended as aforesaid excepting such provisions of this Lease which by their terms are only applicable to the Initial Term, excluding any further right of extension. If Tenant shall give notice of the exercise of an election in the manner and within the time provided aforesaid, the Term shall be extended upon the giving of notice without the requirement of any action on the part of Landlord. If Tenant shall exercise its renewal option in conjunction with Section 32, at Tenant's option to be exercised simultaneously with the exercise of the renewal option, the "market" Base Rent for the Premises for the Extension Period shall be fixed either (i) at the time of the exercise of the renewal option, or (ii) at a time which is six
(6) months prior to the commencement of the renewal term; if Tenant shall fail to elect either option (i) or (ii), then Tenant shall be deemed to have elected option (ii).

                  If Tenant shall have exercised its renewal option as aforesaid and Landlord and Tenant cannot agree upon the "market" Base Rent for the Premises under the terms of this Lease during the Extension Period, then the dispute as to the "market" Base Rent for the Premises shall be submitted to arbitration in accordance with the provisions of Section 36 of this Lease. The arbitrators shall select either Landlord's estimate or Tenant's estimate of the "market" Base Rent of the Premises.

                  Notwithstanding anything in this Lease to the contrary, in no event shall the Base Rent for any Extension Period be reduced below the Base Rent payable during the Initial Term.

                  If upon the commencement of the Extension Period the Base Rent to be paid by Tenant during such Extension Period shall not have been determined, Tenant shall, effective as of the commencement of such Extension Period, pay as Base Rent the sum of (i) the amount estimated by Landlord as the appropriate Base Rent for the Premises during such Extension Period in accordance with the terms of this Lease, plus (ii) all other amounts due and payable pursuant to this Lease. Upon the determination of such Base Rent, in the event of any overpayment of such Base Rent by Tenant since the beginning of such Extension Period, Landlord shall pay to Tenant the amount of such overpayment. If Landlord shall not pay same to Tenant within ten (10) days of such determination, in addition to any other rights and remedies of Tenant, upon fifteen (15) days prior written notice to Landlord, Tenant shall have the right to offset any amounts due to Tenant plus interest thereon at the Interest Rate from the date such overpayment was made.


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                  C. Use of Premises. Tenant covenants and agrees to occupy the
Premises for general office and related use. Tenant shall use the Premises in a careful, safe, and proper manner and, subject to the provisions of Sections 9, 11 and 16 hereof, Tenant agrees to pay promptly on demand for any damage to the Building or the Premises caused by misuse or abuse by Tenant, its agents or employees, or by any other person entering upon the Building and/or the Premises under the express or implied invitation of Tenant. Subject to Section 31.C below, Tenant shall not conduct any activity or perform any act prohibited by the laws of the United States of America or the State of Connecticut or the ordinances of the Town of New Canaan and shall not commit waste nor suffer waste to be committed, not permit any nuisance on or in the Premises. Tenant understands that all common elements of the Building are to be shared in common with all other tenants and that they shall be subject to the exclusive control and management of the Landlord. Tenant shall have the right to the non-exclusive use, in common with other tenants, of driveways, walks, loading and other facilities as may be provided for use of the tenants (hereinafter called "Common Areas"). Landlord may not at any time increase, decrease or change in any manner the Common Areas without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed if such changes shall not materially adversely affect Tenant's use of the Premises as contemplated herein. Landlord may at any time temporarily close the Common Areas to make repairs or changes or to effect construction, repairs or changes within the Building, provided, however, that the same shall not materially adversely affect Tenant's use of the Premises as contemplated herein. No such action (provided such closure shall be limited to the minimum time required for such repair and/or permissible change) of Landlord, unless due to Landlord's negligence, shall be deemed to be an eviction of Tenant, or breach of this Lease, nor give rise to any claim for damages or for a reduction of any Base or Additional Rent; provided, however, no action shall be taken by Landlord which would eliminate or substantially reduce access to the Premises, and provided further that Landlord shall use due diligence to complete any such work in a reasonable time and with minimum interference with Tenant's business.

         3. RENT. Tenant shall pay to Landlord, at Landlord's office, or such other location as directed from time to time by Landlord's notice, as rent during each year of the Term hereof, without prior notice, demand, recoupment or offset whatsoever, except as may be otherwise set forth herein, rent as provided in this Section 3. As used in this Lease, the following terms shall have the following meanings:

                  (i) "Rent" shall mean Base Rent, Additional Rent, and other amounts payable hereunder.

                  (ii) "Base Rent" shall have the meaning given in Section 3.A below.

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                  (iii) "Lease Year" shall mean (i) the twelve (12) month period commencing on the first day of the month immediately succeeding the month in which the Commencement Date occurs, unless the Commencement Date occurs on the first day of the month, in which event such twelve (12) month period shall commence on the Commencement Date, and (ii) each twelve (12) month period commencing on each Anniversary Date. The first "Lease Year" of this Lease shall, if the Commencement Date shall not occur on the first day of the month, in addition to the aforesaid twelve (12) month period, also include the period from the Commencement Date until the first day of the month immediately succeeding the month in which the Commencement Date occurs.

                  (iv) "Anniversary Date" shall mean the month and day of the Tenant's Commencement Date, or if the Tenant's Commencement Date shall not occur on the first day of the month, the first day of the month immediately succeeding the Tenant's Commencement Date, in each succeeding year of the Term hereof.

                  (v)  "Additional Rent" shall have the meaning given in
Section 3.B below.

                  (vi) For purposes of this Lease, unless otherwise stated herein, Tenant's proportionate share of any amount due hereunder shall be determined by multiplying such amount applicable to all of the Property and/or the Building by the percentage determined by dividing the number of square feet in the Premises by the total number of rentable square feet in the Building (hereinafter referred to as "Tenant's Proportionate Share"). The parties hereby agree that, at the time of the Commencement Date of this Lease, Tenant's Proportionate Share shall be seventy-seven and 41/100 (77.41%) percent (as of February 1, 1997, the Dana Commencement Date, Tenant's Proportionate Share shall be seventy-nine and 70/100 (79.70%) percent).

                  A.       Base Rent

                           (i)  Tenant shall pay annualized "Base Rent" of
Six Hundred Eighty-Two Thousand Four Hundred Ten and 00/100 ($682,410.00) Dollars in monthly installments of Fifty-Six Thousand Eight Hundred Sixty-Seven and 50/100 ($56,867.50) Dollars. Said installments shall be paid at the office of the Landlord at 50 Locust Avenue, New Canaan, CT 06840, or at such other location as directed by Landlord's notice pursuant hereto.

                           (ii)  All Base Rent shall be payable in advance on
or before the first day of each and every calendar month during the Term hereof.

                  B. Additional Rent. With respect to the Initial Term, Tenant's Additional Rent shall include (i) its
Proportionate Share of any increases of Operating Expenses (as

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hereinafter defined) above the actual "Base Year Operating Expenses" of calendar year 1996 (if the Building is not 100% occupied during calendar year 1996, the Operating Expenses shall be "grossed up" as reasonably agreed to by the parties in order to reflect 100% occupancy), exclusive of Taxes; (ii) its Proportionate Share of any increases in Taxes above those Taxes incurred upon the Grand List of October 1995 (the "Base Tax Year"), payable in July 1996 and January 1997;
(iii) $200.00 per month, each and every month, during the Term of this Lease and any Extension Periods for the 400 square feet of storage space located in the lower parking area, as set forth in Section 1.A of this Lease; and (iv) $1.60 per square foot of space in the Premises per annum (the "ERIF") for electric use, payable in twelve (12) equal monthly installments each and every month of this Lease Term and any Extension Periods. With respect to the Extension
Periods, the "Base Tax Year" and "Base Year Operating Expenses" for the purpose of calculating that portion of Additional Rent relating to Operating Expenses and Taxes shall be the twelve (12) month period during the first full year of each five-year Extension Period (Operating Expenses shall be "grossed up" as provided above to provide for 100% occupancy).

                           (i)  Operating Expenses.  Tenant covenants and
agrees to pay during each Lease Year as Additional Rent an amount equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Lease Year exceed "Base Year Operating Expenses." It is intended that Tenant pay its Proportionate Share of only the increases above the Base Year Operating Expenses and not a Proportionate Share of all Operating Expenses. "Operating Expenses" shall mean such usual and customary, actual and reasonable out-of-pocket costs or expenses as may reasonably be incurred by Landlord in its operation and maintenance of the building, including, but not limited to, labor (not to exceed one building superintendent), water rates, sewer rents, assessments, reasonable attorneys' fees incurred in connection with reduction of the foregoing (but only to the extent of said reduction), fuel, gas, light and power used in the public portions of the building (expressly excluding any fuel, gas, light or power supplied to the Premises and/or other tenanted (or tenantable) space in the Building), insurance, window cleaning and janitorial services (whether or not furnished by contract), reasonable and market-competitive management fees or expenses (the cost of management services shall be comparable to a market rate management fee charged by a recognized skilled manager of commercial office property in the "market" as defined in
Section 2.B above but shall not exceed the percentage paid during the Base Year Operating Expenses for management fees), ordinary repairs but not replacements (CAPITAL COSTS SHALL NOT BE INCLUDED IN OPERATING EXPENSES), supplies, uniforms and sundries. "Operating Expenses" shall not include:

                           a)   the "ERIF";

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                           b) leasing commissions and legal fees in
         connection with the leasing of space in the Building;

                           c) alaries of executives above the grade of building manager;

                           d) ANY EXPENDITURES FOR CAPITAL COSTS;

                           e) cost of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain, to the extent to which Landlord is compensated therefor through proceeds of insurance (or would have been compensated had Landlord maintained the insurance coverage that Landlord is required to maintain pursuant to this Lease) or a condemnation award;

                           f) advertising expenditures;

                           g) legal fees incurred in disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred (a) in connection with the day-to-day maintenance and operation of the Building, or (b) in connection with the preparation of statements required pursuant to Additional Rent or lease escalation provisions;

                           h) costs incurred in performing work or furnishing specialized services to or for individual tenants, including Tenant (other than work or services of a kind and scope which Landlord would be obligated to furnish Tenant without charge if such work were required in the Premises), such as any special cleaning or excess rubbish removal performed for any individual tenant, which shall be separately billed to such tenant;

                           i) debt service, fines and penalties on any superior mortgage or other mortgage encumbering the Premises, Building or the Property;

                           j) Rent payable under any ground lease or superior lease;

                           k) The cost of initial tenant "fit-up" of space (including, without limitation, architect's fees or space planner's fees) in the Building in connection with the leasing of space to tenants in the Building;

                           l) the portion of wages (as reasonably allocated by Landlord) of any employee of Landlord to the extent such employee does not do work relating to the operation of the Building;

                           m) the costs (as reasonably determined by Landlord) of the operation of the business entity which constitutes Landlord, which costs are not related to the

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



         operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees not engaged in the operation of the Building, or fees or costs paid in connection with disputes with other tenants of the Building;

                           n) costs paid by Landlord as the insurance policy deductible in connection with repairs associated with a casualty loss;

                           o) any Operating Expenses or portion thereof for which Landlord has been reimbursed;

                           p) any bad debt loss, rent loss or reserves for bad debts or rent loss; or

                           q) any casualty damage or loss resulting from Landlord's failure to maintain the insurance coverage for which Landlord has covenanted pursuant to Section 11.

                           If Landlord shall not furnish any particular
item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building due to the fact that construction of the Building is not completed or such portions are not occupied or leased, or because such item(s) of work or service are not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item(s) of work or service, or for other reasons, then for the purposes of computing the Additional Rent payable hereunder, the amount of such item(s) included in Operating Expenses for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such item(s) of work or service to such portion of the Building. If the Building is not at least one hundred (100%) percent occupied during any Lease Year, the Operating Expenses for such Lease Year, shall be adjusted by the parties to reasonably reflect one hundred (100%) percent occupancy of the Building (i.e., as is the Base Year Operating Expenses).

                           (ii)  Taxes for each Lease Year.  Tenant covenants
and agrees to pay as Additional Rent an amount equal to Tenant's Proportionate Share of any increases in Taxes over the Base Tax Year. Tenant shall pay Tenant's Proportionate Share on the later of (i) ten (10) days after receipt of a bill therefor by Landlord (which bill shall be accompanied by the tax statement provided to Landlord by the municipality) or (ii) ten (10) days before such Taxes are due (i.e., prior to the date interest and penalties commencing to accrue) to the applicable taxing authority.

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




                           The term "ad valorem taxes" or "Taxes" for
purposes of this Lease shall mean with respect to the Property, the Building or the Premises any and all real estate taxes and assessments or other similar charges, whether general or special, for improvements or other charges assessed, levied, imposed or becoming a lien upon the Property, the Buildings, the Premises and appurtenances thereto and any taxes, assessment or governmental charges of every sort whatsoever (except income taxes of Landlord), including real estate taxes which are levied or charged against the Property, the Building and/or the Premises, or rents or the privilege of leasing real property or collecting rents therefor, imposed by the State of Connecticut, Town of New Canaan, or any local government or political subdivision thereof, provided, that any such tax is in substitution of other real property taxes. All such Taxes shall be computed as if Landlord owned no other property. If Landlord shall receive a refund or credit for said ad valorem taxes for which Tenant may have paid its Proportionate Share to Landlord under this provision, then Landlord shall promptly repay to Tenant Tenant's Proportionate Share of such refund or credit after deducting therefrom all reasonable costs and expenses of obtaining such refund or credit, whether or not the Term shall have expired prior to payment thereof. If this Lease should terminate on a date other than the last day of a calendar year, the amount of any such increase payable by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis which the number of days which have elapsed from the beginning of said calendar year to and including said date on which this Lease terminates bears to 365. If the actual Taxes for the year of termination have not been determined at the time the proration is made hereunder, then such proration shall be made upon the basis of the most recent assessments and mill levy. If Tenant desires to initiate and prosecute any proceedings permitted by law for the purpose of obtaining abatement or reduction of any Taxes assessed against the Premises, the Building and/or the Property and notifies Landlord in writing of such intent, then unless Landlord shall notify Tenant in writing within five (5) days following Tenant's notice to Landlord that Landlord will initiate such a tax review, Tenant shall have the right to initiate and prosecute such a proceeding, and Landlord agrees to render to Tenant all assistance reasonably possible in connection therewith, including the joining in and signing of any protest or pleading which Tenant may deem it advisable to file. If Landlord elects to initiate the proceeding, Landlord agrees to use reasonable efforts to obtain a reduction in real estate taxes, and Landlord shall keep Tenant informed of the status of its tax review and not terminate or withdraw the same without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall additionally, in connection with any tax review that Landlord may conduct, permit Tenant to present to the taxing authority such information as Tenant may desire to present pertaining to the basis for establishing the assessed valuation of the Premises. If Tenant initiates such a proceeding, Tenant agrees to use reasonable

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



efforts to obtain a reduction in real estate taxes, to keep Landlord informed of the status of its tax review, and to not terminate or withdraw the same without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall be reimbursed for all of its reasonable costs and expenses, including but not limited to reasonable legal fees and costs from any tax refunds or credits achieved in connection with such proceeding; such amounts shall first accrue to Tenant prior to any savings accruing to Landlord or any other party.

                           If Landlord shall not timely pay Taxes as same
shall become due and payable and if as a result thereof a tax lien is filed against the Property, in addition to all other remedies of Tenant pursuant to this Lease, upon sixty (60) days prior written notice to Landlord, Tenant may without obligation commence to pay any or all of such past due Taxes directly to the applicable taxing authorities, and upon such payment Tenant may deduct from the Rent next becoming due and payable all such payments made by Tenant plus interest at the Interest Rate from the date such amounts are paid by Tenant.

                  C. Estimate of Additional Rent. At least thirty (30) days in advance of each Lease Year during the Term, Landlord shall furnish Tenant with a reasonable prospective written estimate ("Estimate") of Operating Expenses and Tenant's Proportionate Share of any increases thereof above the Base Year Operating Expenses for calendar year 1996 for the ensuing Lease Year (said estimate may equal the Operating Expenses actually incurred for the prior Lease
Year). In addition, Landlord may, from time to time after providing to Tenant each such Estimate, review such Estimate in light of Operating Expenses actually incurred. In the event that the Operating Expenses actually incurred shall exceed by more than five percent (5%) those set forth in the Estimate for such period, Landlord at such time shall revise such Estimate and subsequent monthly payments of Additional Rent to be made by Tenant pursuant thereto, all in accord with such expenses actually incurred. Commencing with the first monthly Base Rent payment due and thereafter during the Term of this Lease, the Tenant shall pay, together with the Base Rent hereinbefore provided, as Additional Rent, one-twelfth (1/12th) of Tenant's Proportionate Share of any increases in such Operating Expenses above the Base Year Operating Expenses for calendar year 1996. In addition to the foregoing Estimates, within ninety (90) days after the close of each Lease Year commencing with the First Lease Year, Landlord agrees to furnish to Tenant a statement of actual Operating Expenses during the preceding Lease Year, including a summary of Tenant's Proportionate Share of the increases, together with a statement of all payments made by Tenant during such year. If Tenant has overpaid, then Landlord shall furnish Tenant with a credit statement to be applied to the next monthly Rent payment due; and if Tenant has underpaid, Tenant shall pay the full amount of the underpayment as Additional Rent together with the next monthly

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



Rent payment due. Any such adjustment shall survive the expiration or earlier termination of this Lease. Upon the written request of Tenant, Landlord shall provide reasonable additional documentation with respect to the determination or calculation of any such underpayment or overpayment.

                  D. Audit Rights. Tenant shall have the right within two (2) years after receipt of Landlord's statement of Operating Expenses and/or Taxes for any Lease Year, to audit all of the books of account, documents, records and files of Landlord regarding such amounts for such Lease Year. On written request of Tenant, Landlord shall make all of such records available for examination by Tenant or any designated representative of Tenant at the office to which notices to Landlord are to be addressed not later than thirty (30) days after such request by Tenant. If Tenant shall have an audit made for any Lease Year and if Tenant's Proportionate Share of Operating Expenses and/or Taxes shown by Landlord's statement for such year shall be found to be overstated, Landlord shall be obligated to repay to Tenant any amount owing as a result of an overstatement of the amounts owed plus interest at the Interest Rate from the date of the overpayment. If any amount payable under this Section 3.D is not paid by Landlord within ten (10) days after invoice therefor and Tenant obtains a judgment therefor or a determination is made pursuant to Section 36, then Tenant may offset the amount thereof against the next Rent payments due from Tenant to Landlord hereunder, together with (i) interest at the Interest Rate accruing from the first date Tenant made such overpayments, and (ii) all reasonable attorneys' fees and costs incurred by Tenant in obtaining such judgment and/or determination and in connection with enforcing this Section.

                  E. Disputed Amounts. If Tenant should dispute any item or items included in Operating Expenses and/or Taxes and such dispute is not resolved by the parties within one hundred eighty (180) days after the date Tenant notifies Landlord of such dispute, then either party may request that such dispute be submitted to arbitration, in which case the provisions of
Section 36 shall apply. Pending resolution of the dispute as set forth in this
Section 3.E, failure to pay any such disputed amounts, whether or not the one hundred eighty (180) days have expired, shall not be deemed an event of default by Tenant or give rise to any Late Charge (as hereinafter defined) or penalty. The party who loses the arbitration shall pay to the prevailing party the amount owed within fifteen (15) days after receipt of the arbitrator's decision, together with interest at the Interest Rate (as hereinafter defined) from the date such payment was due and payable.

                  F. Late Charges. Subject to Section 3.E above, if Rent or other payments due the Landlord hereunder are paid later than the tenth (10th) day of the month when due or if any payment due to Landlord hereunder on demand is not paid promptly upon demand, a late fee of five percent (5%) of the amount due shall

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



be due and payable by the Tenant as Additional Rent ("Late Charge"). The parties agree that calculation of the exact costs which the Landlord will incur if the Tenant makes late payments would be difficult to determine but would include, without limitation, processing and accounting charges and Late Charges which may be imposed upon the Landlord by the terms of any mortgage constituting a lien upon the Building. The parties agree that the Late Charge provided herein is a fair and reasonable estimate of the costs the Landlord will incur. This provision, or payment by Tenant hereunder, or action taken by Landlord hereunder shall not diminish or abrogate Tenant's duty to pay Rent when due, or Landlord's rights to declare default for late payment as provided elsewhere in this Lease.

                  G. Covenant to Pay Rent/Operating Expenses/Real Estate Taxes.

                           (i)  All Rent payments provided for herein shall
be due at the time stipulated and shall be due and payable in full without off-set, recoupment or deduction of any kind, except as may be otherwise provided herein. Tenant's covenant to pay Rent shall at all times exist as an independent covenant.

                           (ii)  Landlord shall timely pay all Taxes,
Operating Expenses and utility costs and, upon request by Tenant, shall deliver to Tenant evidence of payment thereof.

         4.       IMPROVEMENTS AND SERVICES

                  A. Improvements. Landlord shall, at its sole cost and expense, perform the work and install the material in accordance with EXHIBIT 4.A-1 attached hereto ("Landlord's Work"). All Landlord's Work shall be completed with first quality materials and in an expeditious manner. Subject to the "punch list" as described below, Landlord's Work shall be substantially completed no later than June 1, 1997. Upon substantial completion of Landlord's Work, the parties shall agree upon a mutually agreeable punch list as to items not substantially completed by such time. The punch list work is to be completed no later than July 1, 1997. If Landlord's Work shall not be proceeding with due diligence or if same shall not be substantially completed on or before June 1, 1997 or if such punch list work is not completed by July 1, 1997, then Tenant shall upon not less than five (5) days prior written notice have the right to complete such work at a reasonable cost for the account of Landlord, for which sum Landlord shall reimburse Tenant upon Tenant rendering a bill therefor. If the aggregate of all such costs incurred by Tenant shall exceed Ten Thousand and 00/100 ($10,000.00) Dollars, Tenant shall have the right to offset any amounts incurred by Tenant (including the first Ten Thousand and 00/100 ($10,000.00) Dollars) against any Rent becoming due and payable under this Lease. If the aggregate of all such costs incurred by Tenant shall be less than Ten Thousand and 00/100 ($10,000.00) Dollars, Tenant shall not have the right to offset against Rent unless Tenant first obtains a judgment or a determination pursuant to Section 36, whereupon Tenant shall have the right to offset against Rent (i) the amount of such judgment or determination plus interest at the Interest Rate from the date Tenant paid such costs, plus (ii) reasonable attorneys' fees and costs incurred by Tenant in connection with collecting such amounts and in connection with enforcing this Section and such judgment or determination. Any disputes regarding the adequacy of Landlord's completion of Landlord's Work shall be resolved by method of arbitration pursuant to Section
36. The taking of occupancy by Tenant shall not waive Tenant's right to raise issues regarding the conformance of Landlord's Work to the agreed upon plans. All of Landlord's Work shall be completed lien free and in a manner so as to minimize interference with Tenant's business operations.

                  Tenant shall have the right, without the consent of Landlord, to make any and all non-structural and/or decorative improvements, alterations, replacements and/or additions (herein the "Minor Work"). Tenant covenants and agrees that Tenant shall not make or erect any structural improvements, alterations, replacements, additions or accessions without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. For the purposes of this Lease, "Tenant Improvements" shall include and be defined to mean all work required to be done in preparing the Premises so that it may be operated for business (other than Landlord's Work), as well as all alterations, interior design work, installations, additions or improvements to the Premises occurring thereafter, including Minor Work. Tenant covenants and agrees that all Tenant Improvements shall be done at Tenant's full cost and expense, shall comply with all applicable governmental regulations, shall be done only by contractors, subcontractors and mechanics with respect to whom Landlord has consented, such consent not to be unreasonably withheld or delayed (other than in connection with Minor Work where consent shall not be required), shall be done in a manner which will assure labor harmony at the site and shall be done in a manner which will not unreasonably interfere with Landlord's Work, any other work to be performed by Landlord on or about the Building, or any other tenant of Landlord's Building. Except in the case of Minor Work (in which event none of the following shall be required), Tenant agrees to provide Landlord copies of all plans and specifications for such Tenant Improvements, the name of the general contractor and, if known, names of any material subcontractors and mechanics who are to perform such work, at least fifteen (15) days in advance of the commencement of any such work. Landlord shall, within five (5) Business Days (as hereinafter defined) of receipt of such copies from Tenant, notify Tenant as to whether Landlord consents to such plans, specifications, contractors, subcontractors, which consent shall not be unreasonably withheld or delayed, or if consent is to be withheld, Landlord shall specifically detail the reasons for such rejection and the alternatives which would be acceptable to Landlord. Landlord's failure to notify Tenant within such five (5) days time period shall be deemed approval by Landlord. Except in connection with Minor Work where consent shall not be required, all electrical and/or mechanical contractors must be specifically approved by Landlord, which approval shall not be unreasonably withheld or delayed. Any electrical and/or mechanical contractors approved by Landlord shall be professional, reputable, and licensed in the State of Connecticut. Notwithstanding the aforesaid, Landlord's consent to Tenant's plans, specifications, contractors, subcontractors, etc. shall not be construed as Landlord's consent to Tenant causing work to be done in the Premises in a manner or under conditions which entitle the person doing the work or furnishing the materials to a mechanic's or materialmen's lien. Tenant agrees to complete all Tenant Improvements in a lien free manner. Following completion of any project, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens upon the real property in which the Premises are located, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, material men and laborers who contract for or intend to perform such work. Notwithstanding the foregoing, if any mechanic's lien or other lien is filed against the Premises or the Landlord's Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within thirty (30) days of notice thereof, at Tenant's expense, by filing the bond required by law, or by payment or otherwise. If any such mechanics' or other liens be filed against the Property, the Building, or the Premises and Tenant fails to discharge same within thirty
(30) days after such filing, then in addition to any other right or remedy of the Landlord, the Landlord may, but without obligation to do so, discharge the same by bonding or by paying the amount claimed to be due. Any amount paid by the Landlord for the satisfaction of any such lien and all reasonable legal and other costs incurred by Landlord in procuring such discharge shall be payable by the Tenant to Landlord as Additional Rent promptly on demand. Tenant covenants and agrees to indemnify Landlord and hold Landlord harmless of and from any and all final and unappealable judgment or settled claims, costs, suits, damages and liability whatsoever arising out of or as a result of any Tenant Improvements done by Tenant or Tenant's contractors, subcontractors, agents or employees, including reasonable attorney's fees for the defense thereof. Tenant shall have the right to participate in such defense at its expense. Landlord agrees to cooperate with Tenant in such defense and each party agrees to coordinate their respective efforts. In the event Tenant shall not promptly correct same, Landlord may make such correction and charge Tenant for the reasonable cost thereof. Such sum due Landlord shall be deemed Additional Rent and shall be paid by Tenant promptly upon being billed therefor.

                  Prior to commencing any work, except in connection with Minor Work, in which case the following deliveries shall not be required, Tenant shall additionally furnish to Landlord at

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



Landlord's request: (i) copies of all governmental permits and authorizations which may be required in connection with such work; (ii) a certificate evidencing that Tenant (or Tenant's agents or contractors) has procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant or the Building; (iii) such additional personal injury and property damage insurance as Landlord may reasonably require because of the nature of the work to be done by Tenant; and (iv) the estimate of cost for said Tenant Improvements. At its option, Landlord shall have the opportunity to perform said Tenant Improvements (other than Minor Work) at a cost equal to the cost estimate obtained from a third party. If Landlord agrees to perform said work at the third party cost and in accordance with the same terms and conditions as said third party (said third party shall be a reputable and licensed contractor), then Tenant shall permit Landlord to build out Tenant Improvements. In order for Landlord to exercise this right, Tenant shall provide Landlord with notice of its cost estimate for such Tenant Improvements as well as other material terms and conditions upon which said third party contractor shall offer to complete such Tenant Improvements. Landlord shall have a period of five (5) Business Days to accept in writing such Tenant's notice. If Landlord shall not accept Tenant's notice in writing (without qualification and within said five (5) days), Landlord shall be deemed to have waived its right to perform the Tenant Improvements. If Landlord shall agree to perform such Tenant Improvements, Landlord shall be irrevocably bound to complete such Tenant Improvements in accordance with the terms and conditions of Tenant's notice.

                  All Tenant Improvements upon the Premises and any replacements therefor, including all paneling, interior design, partitions, railings affixed to the Premises, except furniture or movable trade fixtures (e.g., bull pen office dividers, generators, etc.) installed at the expense of Tenant, shall become the property of the Landlord and shall remain upon, and be surrendered with, the Premises as a part thereof at the termination of this Lease, without compensation to Tenant. Tenant shall have no obligation to restore the Premises to the condition that it was in prior to the Commencement Date of either this Lease or any prior lease between the parties or to the condition it was in prior to any Tenant Improvements or Alterations made during the Term.

                  Notwithstanding anything to the contrary stated in this
Section 4.A or elsewhere in this Lease, with respect to the Initial Term and with respect to any Extension Period as and when applicable, in addition to the Minor Work, Tenant shall further have the right, subject to the Landlord's approval, such approval not to be unreasonably withheld or delayed, to install, at Tenant's expense, (i) a 10,000-watt diesel or propane powered generator as a back-up to the electrical power being provided to the Premises, with a diesel or propane fuel tank, in an area in

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



the northeast corner of the upper parking area or other mutually agreed location on the Property; (ii) a fence around the any such generator and fuel tank; and
(iii) a number (reasonably agreed to by the parties) of satellite dishes on the roof of the Building in locations reasonably designated by Tenant. Tenant shall obtain all approvals and permits regarding any of the foregoing, and Tenant shall be responsible for removing same at the end of the Term and for restoring any damage caused by such removal. If as a condition of Landlord's reasonable approval Landlord shall require that Tenant use Landlord's contractors/installers, then Landlord agrees that any such contractors/installers shall be professional, reputable contractors/installers licensed in the State of Connecticut.

                  B. Customary Services. Landlord shall provide the services described on EXHIBIT 4.B in a prompt and workmanlike manner, all of which, subject to Section 3.B, shall be included among Operating Expenses. In addition to the provisions of Section 9.A(i) below, Landlord will clean the Common Areas, maintain and landscape the Property and remove snow and ice from the parking area and sidewalks, all of which shall be considered Operating Expenses, all of which, subject to Section 3.B, shall be completed in a manner consistent with a first class office building in New Canaan, Connecticut.

                  Provided that Landlord is given at least twenty-four (24) hours prior notice, Landlord shall provide heating, ventilation and air conditioning services for hours additional to the normal hours of operation as defined herein; such services will be provided at the actual cost to Landlord therefor, without markup, profit or surcharge.

                  Landlord represents, warrants and agrees that, subject to
Section 31.R, any person or entity employed by it to perform services in or to the Building and/or the Premises shall be obligated to observe and be in strict compliance with all Applicable Laws ("Applicable Laws" shall mean any federal, state or local law, rule, regulation or ordinance relating to or affecting the Property, the Building or the Premises), and Landlord further agrees to indemnify and hold and save harmless Tenant from any liability, costs or expenses that Tenant may otherwise incur if such representation, warranty and agreement is violated.

                  C. Additional Services. Should Tenant require any additional work or service, including, but not limited to, service of the nature described above, including service furnished outside the normal operating hours, as defined herein, Landlord may on terms to be agreed, upon reasonable advance notice by Tenant, furnish such service at charges as may be agreed on, but in no event at a charge less than Landlord's actual cost plus reasonable and customary (in the "market") overhead for the additional services provided. It is understood that Landlord does not warrant that any of the services referred

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



to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made (in which event Landlord will, however, use all reasonable efforts to cure or correct any deficiency in same), or by strikes or lockouts or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any such interruption or discontinuance of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages, unless due to Landlord's negligence or willful conduct, or relieve Tenant from performance of Tenant's obligations under this Lease; however, if such interruption or discontinuance (unless and to the extent caused by Tenant's negligence or willful conduct) shall continue for three (3) consecutive Business Days (as defined below) or for more than eight (8) Business Days in any Lease Year, and if the Premises shall be rendered untenantable in whole or in part, all Rent shall abate to the extent the Premises is untenantable during the pendency of such discontinuance or interruption. If Landlord shall in good faith dispute Tenant's right to abate Rent, Landlord may commence an arbitration proceeding pursuant to Section 36 to settle the dispute. Pending the determination of the arbitrators (provided that Landlord is actively and diligently prosecuting same to completion), the Rent shall not be abated. Upon such determination, if Tenant is found to have had the right to abatement, then Tenant shall have the right to offset against Rent (i) the amount of any such abatement plus interest at the Interest Rate from the date of the interruption or discontinuance of service, plus (ii) all reasonable attorneys' fees and costs incurred by Tenant in connection with such arbitration and in connection with enforcing this Section and in obtaining and enforcing any determination and/or judgment.

         5. QUIET ENJOYMENT. So long as the Tenant shall observe and perform the covenants and agreements binding on it hereunder, the Tenant shall at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord or any other party claiming through Landlord.

         6. LEASE SUBJECT TO SUPERIOR RIGHTS

            A. Subject to Superior Rights. Subject to Section 6.B below, this Lease, including the covenant of quiet enjoyment, is subject and subordinate to all present mortgages affecting the Property or the Building, to all renewals, modifications, consolidations, replacements and extensions thereof, and to any mortgage which may hereafter be executed affecting the Property or the Building. Tenant hereby agrees to execute, if the same is required or requested, in a form agreed to by Tenant, any and all instruments in writing to subordinate Tenant's rights acquired by this Lease to the Lien of any such mortgage. Tenant agrees that

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



foreclosure of any mortgage encumbering the Property or the Building shall not, except at the option of the foreclosing party, be a constructive eviction of Tenant and Tenant shall not have the right to appear in any such foreclosure action unless named therein as a defendant. Subject to Section 6.B below, notwithstanding the foregoing, Tenant agrees to attorn to any purchaser at foreclosure sale, to any transferee of the Property who obtains title through a judgment of strict foreclosure, to any grantee or transferee designated in any deed given in lieu of foreclosure, or any mortgagee in possession, and this Lease shall thereafter continue in full force and effect, or at the request of such purchaser, grantee or transferee or mortgagee in possession shall enter into a new lease on the same terms and conditions as this Lease.

                  B. Non-Disturbance Agreement. As a condition to Tenant's covenants in this Section 6, Tenant shall be provided with a non-disturbance agreement in a form reasonably approved by Tenant from each current mortgagee prior to the Commencement Date and prior to the date any individual or entity becomes a mortgagee of the Premises during the term of this Lease. Attornment and subordination to all future mortgagees shall be conditioned upon delivery of non-disturbance agreements reasonably satisfactory to Tenant. Any such non-disturbance agreement shall expressly permit Tenant to exercise any offsets permitted by this Lease and shall require any successor to complete Landlord's Work and otherwise assume all obligations and duties of Landlord under this Lease.

         7. ESTOPPEL CERTIFICATE BY TENANT. Landlord and Tenant shall at any time and from time to time, upon not less than fourteen (14) days after receipt by the other, execute, acknowledge, and deliver to the other a statement in writing as prepared and/or provided by Landlord or Tenant, as the case may be, in a form reasonably acceptable to the parties certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental, the security deposit, if any, and other charges are paid in advance, if any, and acknowledging that, to the best of such parties' knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Rent and that there are no uncured defaults hereunder or specifying such defaults, events, or conditions if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by Landlord or Tenant, as the case may be, or any prospective purchaser or encumbrancer of all or any portion of the Building or the Property or the Lease.

         8. RIGHTS RESERVED TO LANDLORD AND TENANT

            A. Landlord. In addition to any other rights of Landlord under this Lease and/or at law or in equity, Landlord reserves the following rights:

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                           (i)  To install and maintain a sign or signs on
the exterior or interior of the Building subject to Landlord not interfering with Tenant's signage as provided in Section 8.B hereof in Tenant's reasonable judgment.

                           (ii)  To designate all sources furnishing sign
painting and lettering.

                           (iii)  Constantly to have pass keys to the
Premises. Said keys shall only be for use in the event of emergency or for cleaning and maintenance; provided, however, Landlord shall upon at least twenty-four (24) hours prior notice to Tenant and during Tenant's regular Business Hours (as hereinafter defined), be entitled to inspect the Premises during the Term of this Lease, provided that Landlord complies with Tenant's reasonable requirements regarding confidentiality.

                           (iv)  On at least twenty-four (24) hours prior
notice to Tenant, to exhibit the Premises during Tenant's regular Business Hours to prospective tenants during the last twelve (12) months of the Initial Term, and during the last six (6) months of any Extension Periods, and to exhibit the Premises during the Term, upon at least twenty-four (24) hours prior notice and during Tenant's regular Business Hours, to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest, provided that Landlord complies with Tenant's reasonable requirements regarding confidentiality.

                           (v)  At any time, upon at least twenty-four (24)
hours prior notice (or such other notice as may be practicable in event of emergency), during Tenant's regular Business Hours, and in a manner which does not unreasonably or materially interfere with Tenant's business, to enter the Premises to examine and inspect the same or make such repairs, additions or alterations as Landlord may deem reasonably necessary or proper for the safety, improvement or preservation thereof. Landlord shall be reasonably diligent with respect to said work and shall perform such work, except in case of emergency, at all times reasonably convenient to Tenant and otherwise in such a manner and to the extent practical so as not to unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord shall at all times have the right at its reasonable election to make such alterations or changes in other portions of the Building as it may from time to time deem necessary or desirable, provided that the same shall not materially adversely affect Tenant's use of the Premises as contemplated herein. Landlord shall not be liable to Tenant for any damage or inconvenience thereby suffered by Tenant, unless due to Landlord's negligence.

                           (vi)  To install in the lower level of the
building vending machines of all kinds, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom.

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                           (vii)  To install, maintain, use, repair and
replace all pipes, ducts, wires, motors, utility lines and other equipment which now or hereafter may be required to serve the Landlord or any other tenant in the Building and which may be contained within or run through the Premises, provided the same does not unreasonably interfere with Tenant's use of the Premises or unreasonably and detrimentally affect the aesthetic appearance of the Premises.

                  B. To Tenant. Subject to the provisions of Section 9.B(vi) below, Tenant shall have the right to have signage installed and maintained at Landlord's expense at all building standard locations and directories in a style and to the extent as requested by Tenant subject to Landlord's approval, such approval not to be unreasonably withheld or delayed. Landlord hereby acknowledges and agrees that it has approved all of Tenant's signage as it exists on the Commencement Date of this Lease. At all times that Tenant is occupying at least 50% of the building, Tenant may install exterior signage at its expense subject to Landlord's approval, such approval not to be unreasonably withheld or delayed. Landlord agrees that any signage installed on its behalf shall not interfere with Tenant's signage. Tenant's determination of whether such interference exists shall be in Tenant's reasonable judgment; Tenant shall not unreasonably capricious in its review. Landlord also agrees that no tenant who occupies less than 50% of the building may install any signage without Tenant's prior written approval. In no event shall Landlord make any use of Tenant's name or any of Tenant's trade names, service names or service marks or logos in any signage or promotional material without Tenant's prior approval. It is understood and agreed that Tenant is the major tenant of the Building and as such shall have reasonable approval rights over any changes to the exterior and interior appearance of the Building and Property (not including tenanted space), including without limitation grade and quality of Common Area improvements, signage, landscaping and all matters visible to the public.

         9.       TENANT'S AND LANDLORD'S ADDITIONAL COVENANTS

                  A. Landlord Covenants. (i) In amplification of the provisions of EXHIBIT 4.B and in addition to the services being provided with respect to the Premises, Landlord, with regard to the Property, the Building and the Common Areas, covenants that at all times during the Term and any Extension Periods, Landlord shall maintain same in a manner consistent with first class office buildings in New Canaan, Connecticut, and shall provide daily trash and refuse disposal and Landlord shall clean and maintain the Property, the Building and the Premises and maintain same in good working order and, subject to Section 31.R, in compliance with all Applicable Laws, expressly including without limitation all Common Areas and the bathrooms, and shall keep all drains, pipes, utility wires inside or affecting the Premises in good working order. Landlord shall supply toilet paper, toweling and soap in all bathrooms. In addition to such daily cleaning

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and maintenance work, the Landlord will periodically wash and wax all floors and/or clean carpeted areas in the Premises and in the Common Areas, as applicable, in accordance with EXHIBIT 4.B hereto so that they are maintained in a first class condition at all times.

                           (ii)  Landlord covenants that it shall observe
faithfully and completely and it shall be in strict compliance with all laws, rules and regulations as may be applicable to it as a landlord with respect to the terms, conditions and provisions of this Lease, including without limitation maintaining the Building, the Property and Common Areas in compliance with all Applicable Laws.

                  B. Tenant Covenants. The Tenant covenants at all times during the Term and any Extension Periods:

                           (i)  To perform promptly all of the obligations of
the Tenant set forth in this Lease and to pay when due items of Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by the Tenant.

                           (ii)  To conduct its business at all times in a
high grade and reputable manner so as to help establish and maintain a high reputation for the Building.

                           (iii)  To comply with all reasonable "Building
Rules and Regulations" ("Rules"), if any. All current Building Rules and Regulations are attached as EXHIBIT 9.B(iii) hereto. Landlord may from time to time hereafter make reasonable Rules or reasonable modifications to the Rules and establish reasonable additional written Rules for the safety, comfort and welfare of the occupants of the Building, only with Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed. Such Rules, modifications or additions shall be binding upon Tenant when a copy is delivered to Tenant or Tenant's authorized representative in accordance with the notice provisions herein. Except as may be otherwise set forth herein, Landlord hereby covenants and agrees to enforce any Rules in a non-discriminatory manner.

                           (iv)  To keep and maintain receiving doors and
platforms used by the Tenant free and clear of Tenant's refuse.

                           (v)  Subject to Section 31.C, (i) to make all
repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority because of a change in Tenant's use of the Premises from that specified in Section 2.C which repairs, alterations, additions or replacements are mandated under the Applicable Laws as the obligation of a tenant; (ii) to keep the Premises equipped with all safety appliances so required because of such changed use; to procure any licenses and permits required for any such changed use other than a certificate of occupancy,

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which is Landlord's responsibility; and (iii) to comply with the orders and regulations of all governmental authorities, except that the Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by the Tenant in good faith and by appropriate legal proceedings, if the Tenant first gives the Landlord reasonably appropriate assurance against any loss, cost or expense on account thereof and if such deferral shall not adversely affect the operation of any other areas within the Building.

                           (vi)  Subject to Section 8.B hereof, to not place
signs of any nature or kind whatsoever in or upon the windows of the Premises. Subject to Section 8.B, Tenant signage will be provided by means of a Building Standard nameplate located at the main reception area in the Premises. Subject to Section 8.B, a Building Standard sign acceptable to Tenant will be provided at Tenant's expense. As provided in EXHIBIT 4.A-1, Landlord shall install new directories in the main, first and second floor lobbies in the building at Landlord's expense, which directories shall be subject to Tenant's approval, such approval not to be unreasonably withheld or delayed. Tenant shall be allowed pre-approved identification strips in the new directory of the Building at Tenant's expense. Tenant shall not use any pictures or drawing of the Building in any advertisement or promotional material without Landlord's prior written consent. Tenant agrees that it will place no signs, decoration(s), lettering or advertising of any nature on any window within the Premises which would be visible outside of the Premises. All window coverings inclusive of drapes, blinds or shades shall be furnished and installed by Tenant, at Tenant's sole cost and expense.

                           (vii)  To not make any use of the Premises other
than the permitted use set forth in Section 2.C.

                           (viii)  To not injure, overload (Landlord has
noted to Tenant that although Tenant is not in violation thereof, Tenant has certain identified areas of the Premises where Tenant is using heavy floor loads; Tenant shall endeavor to coordinate with Landlord to not overload the floors of the Premises; however, in no event shall Tenant have any liability whatsoever for any damage to the Building by reason of Tenant's past, present or future use of the Premises, provided that such use is consistent with the current use of the Premises), deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor burn any trash or refuse within the Building; nor subject to Section 31.C make any use of the Premises which is improper, offensive or contrary to any law or ordinance; nor use any advertising medium that may constitute a nuisance, such as loudspeakers, sound amplifiers, phonographs or radio or television broadcasts in a manner to be heard outside the Premises; nor do any act tending to injure the reputation of the Building; nor park trucks or delivery vehicles outside the Premises so as to interfere

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unreasonably with the use of any driveways, walks or parking areas.

                           (ix)  Subject to those matters stated below, not
permit or suffer to be done any act, matter, thing or failure to act in respect of the Premises or use or occupy the Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Premises or the Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated within the Building. Notwithstanding the foregoing, Landlord hereby represents and warrants that Tenant's use of the Premises as contemplated herein shall not constitute a breach of the preceding sentence. In case of a breach of this covenant, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Lessor(s) of any ground or underlying lease(s) and hold Landlord and the Lessor(s) of any ground or underlying lease(s) harmless from and against any actual (as opposed to consequential or punitive) loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant, and (b) pay to Landlord, as Additional Rent, any and all increases or premiums on any insurance, including, without limitation, fire insurance and rent insurance, resulting from any such breach.

         10.      WAIVER OF PROPERTY AND LIABILITY CLAIMS

                  A. Damage from Other Causes. Tenant waives all claims it may have against Landlord and against Landlord's agents and employees for injury or damage to property sustained by Tenant or by any occupant of the Premises or by any invitee of Tenant resulting from any accident in or about the Building to the extent same is directly or indirectly attributable to any negligent act or omission of Tenant or occupant of the Premises, except and to the extent such claim for injury or damage is attributable directly or indirectly to the negligent act or omission or intentional misconduct of Landlord or its agents, servants or employees. If any damage results from any negligent act or omission of Tenant, Landlord may, at Landlord's option, repair such damage and Tenant shall thereupon pay to Landlord promptly upon demand the total reasonable cost of such repair. All personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Building shall be there at the risk of Tenant or of such other person only, and Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft, or misappropriation is a result of the negligent act or omission or intentional misconduct of Landlord or Landlord's agents or employees.

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                  B. Loss of Business, Etc.. Landlord shall not in any event be liable for loss of business of Tenant nor salaries paid to Tenant's employees, agents, or contractors, nor for any latent defect in the Premises or the Building. Tenant shall give prompt written notice to Landlord in case of theft, fire, or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

                  C. Indemnification. Except for Landlord's negligent act or omission or intentional misconduct or those of Landlord's agents, contractors and employees, Tenant covenants and agrees that Tenant will have sole liability for any claims, demands, penalties, or liabilities to the extent that same may arise out of or be connected with Tenant's occupation, use or enjoyment of the Premises or the Building and, unless Tenant's insurers require otherwise except as set forth below, Tenant will release, discharge, indemnify and hold Landlord harmless, from and against all finally adjudicated or settled claims, demands, penalties and liabilities for any damage or injury to persons, firms, corporations or property suffered, sustained or incurred as a result of or in connection with or arising out of and to the extent of any negligent act or omission of Tenant or its agents, employees, contractors, licensees and business invitees, in connection with the occupation, use, or enjoyment of the Premises or the Building by the Tenant, including the reasonable cost of defending against such claims or demands. Tenant shall indemnify and save harmless Landlord from and against any and all liability and damages, and from and against any and all suits, claims, and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person, firm, association or corporation arising out of or based upon any accident, injury or damage to the extent same is caused by the negligent or willful act or omission of Tenant, however occurring, which shall or may happen during the Term hereof, on or about the Premises, and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Premises by Tenant; the foregoing indemnity shall not include punitive or consequential damages. Notwithstanding anything contained herein to the contrary, Tenant does not agree to indemnify or hold harmless Landlord from, and Landlord hereby agrees to indemnify and hold harmless Tenant from, claims, demands, penalties or liabilities to the extent they are the result of acts or omissions of Landlord, its agents, servants, contractors or employees, other tenants or occupants of the Building which constitute negligence or willful misconduct, or which constitute a breach of Landlord's obligations hereunder. In case of any action or proceeding on any such claim or demand being brought against Landlord or Tenant, as the case may be, Landlord or Tenant, as the case may be, upon notice from the other, covenants to resist and defend such action or proceeding (except and to the extent that such is the result of the negligent act, omission or intentional conduct of the other party or that such is the result of a breach by the other of its obligations hereunder). Either party may also resist and defend

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such action in the event the other party fails or refuses to do so, and in such event, the failing or refusing party shall reimburse the other party promptly on demand for all reasonable costs which the other party may incur in so doing.

         11.      INSURANCE

                  A. By Tenant. During the Term of this Lease, Tenant, at its sole cost and expense, shall carry and maintain the following types of insurance, in insurance companies which are authorized to do business in the State of Connecticut and which are reasonably satisfactory to Landlord.

                           (i)  Property Insurance.  Property insurance
covering Tenant's personal property kept on the Premises and on all improvements which may have been made by Tenant to the Premises and owned by Tenant.

                           (ii)  Liability Insurance.  Comprehensive general
liability insurance and personal injury liability insurance, insuring Tenant and Landlord, as an additional insured, against liability for injury to persons (including death) or damage to property occurring in or about the Premises or arising out of the ownership, maintenance, use, or occupancy thereof. Said Policy shall insure against any claim up to $1,000,000.00, in the case of death or bodily injury to one person and up to $2,000,000.00 in the case of any one accident involving death or bodily injury to more than one person, and shall insure against any claim for property damage up to $1,000,000.00 with a contractual obligation endorsement.

                           (iii)  Worker's Compensation.  Workers
compensation insurance insuring Tenant from all claims for personal injury, disease, and/or death under the worker's compensation law of the State of Connecticut, as required by law.

                           (iv)  Tenant To Furnish Certificates.  Tenant
shall furnish Landlord certificates evidencing said insurance policies within ten (10) days after the execution of this Lease and thereafter upon Landlord's request. Such policies shall provide that coverage may not be canceled or reduced without at least thirty (30) days' written notice first given to Landlord. Tenant shall have the privilege of procuring and obtaining all such insurance through its own sources; provided, however, that Tenant's failure to produce and maintain said insurance may be declared a default hereunder.

                           (v)  Waiver of Subrogation.  Landlord and Tenant
hereby mutually waive their respective rights of recovery against each other for any loss insured or required to be insured against pursuant to this Lease, but only to the extent that this provision does not invalidate or make it impossible to secure insurance coverage. Each party shall obtain any special endorsements, if required by its insurer, to evidence compliance

                                      -27-



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



with this waiver. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such waiver of subrogation is only available at additional cost, and the party for whose benefit the Waiver is obtained does not pay such additional cost, then such party shall waive the benefit of this waiver of subrogation. In any event of loss wherein there exists a duplication in the insurance coverage of Landlord and Tenant, Tenant agrees that its coverage shall first be applied to such losses. In the further event that such losses are covered by more than one of Tenant's insurance policies, no dispute or claim of subrogation between or among any such carriers shall cause or allow Tenant to unreasonably defer or delay any payment hereunder to be made by Tenant.

                  B. By Landlord. Landlord shall maintain during the term of this Lease a policy of "all risk" extended coverage, fire and property damage insurance covering loss or damage to the Building of which the Premises is a part in the amount of 100% of the full replacement value thereof, including rental interruption insurance for a period of at least twelve (12) months. Landlord shall provide to Tenant reasonably satisfactory certificates evidencing such insurance prior to commencement of this Lease and thereafter upon request of Tenant. All such insurance shall name Tenant as an additional insured and shall provide that such insurance shall not be terminated without at least thirty (30) days prior written notice to Tenant.

                  C. Additional Insurance Provisions. All insurance provided for in this Section 11 shall be effected under standard form policies issued by insurers of recognized responsibility, licensed and authorized to do business in the state in which the Premises are located, and having a Best's Financial rating of A-VII or better or an equivalent rating from a recognized insurance rating service. Notwithstanding anything to the contrary hereinabove contained, Landlord or Tenant may, at its option, include any of the insurance coverage hereinabove set forth in general or blanket policies of insurance provided that the coverage afforded will not be reduced or diminished by reason of the use of such general or blanket policies and may be effected by any combination of basic, excess or umbrella coverage.

         12.      ASSIGNMENT AND SUBLETTING

                  A. Consent. Tenant may sublet the Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, pursuant to the provisions of this Section 12, during the term hereof including any Extension Periods, subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed. Landlord must notify Tenant in writing within (i) fourteen (14) days after Tenant's notification to Landlord of its

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intent to sublet the Premises, and (ii) thirty (30) days after Tenant's notification to Landlord of its intent to assign the Lease whether Landlord is withholding its consent and the reasons for same. If Landlord's consent to any proposed assignment or subletting is required and is not given or withheld within fourteen (14) days or thirty (30) days, as the case may be, following Tenant's request therefor, such consent shall be deemed given.

                  No assignment, subletting, occupancy or other transfer, whether or not permitted hereunder with or without the Landlord's express written consent shall relieve Century Communications Corp. (herein the "Original Tenant") of any of its liabilities and obligations pursuant to this Lease; however, in the event of an assignment of this Lease to any person or entity, which at the time of the assignment, has a net worth in accordance with generally accepted principles of accounting equal to or greater than the consolidated net worth of the Original Tenant (such comparison shall take into account and include as part of the assignee's net worth, the net worth of any affiliate of the assignee who executes a guaranty of the tenant's obligations under this Lease) on the date hereof, then subject to the terms and conditions of this Section 12 from and after the date of such assignment, Tenant named herein shall be relieved of all obligations of Tenant under this Lease other than those accruing prior to the date of such assignment. If Tenant desires to assign the Lease in accordance with this Section 12, Tenant shall give written notice to Landlord at least sixty (60) days prior to the proposed commencement date of the assignment. The notice shall set forth the following: (i) the name of the proposed assignee, (ii) the current balance sheet and profit and loss statements for the proposed transferee or any other person or entity to be liable for Tenant's obligations under this Lease covering the prior three years (or for such shorter period as the proposed transferee or other person may have been in existence), all certified as true and correct by the proposed transferee, other person or an authorized officer thereof, (iii) audited statements of net worth prepared by a nationally recognized certified public accountant for both the Original Tenant (such statement shall show the Original Tenant's net worth as of the date hereof) and the proposed assignee prepared in accordance with generally accepted accounting principles, (iv) a full description of the terms and conditions of the proposed assignment, including copies of any and all documents and instruments, any purchase and sale agreements, assignment agreements and all other writings concerning the proposed transfer, and (v) a description of the proposed use of the Demised Premises by the proposed transferee, including any required or desired Tenant Improvements that may be undertaken by such transferee in order to facilitate its proposed use. Landlord shall within thirty (30) days after receipt of all of the above either grant its approval or disapproval of said assignment, any disagreements shall be submitted to arbitration in accordance with Section 36. If Landlord shall approve such

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assignment, as a precondition to such assignment, the proposed assignee shall assume, pursuant to an assignment form reasonably approved by Landlord, all liability and obligations of whatsoever nature pursuant to the Lease. Notwithstanding the foregoing, the deliveries provided for in clauses (i) through (v) above shall not be required if the Original Tenant shall not seek a release of liability in connection with said assignment.

                  B. Excess Rent. In the event Landlord has granted its written consent to Tenant to sublet the Premises or assign this Lease, Tenant may sublet all or a portion of the Premises or assign this Lease.

                  From and after the effective date of the subletting, Tenant shall pay to Landlord as Additional Rent monthly, fifty percent (50%) of that portion of any Rent accruing to Tenant, if any, as the result of such sublease to the extent that such amount is in excess of the Proportionate Share of Rent then being paid by Tenant for the portion of the Premises being sublet after deduction of the reasonable costs of doing same. Reasonable costs shall include the costs customarily incurred in subletting in the commercial office rental "market" as defined in Section 2.B hereof, including without limitation advertising, legal fees, brokerage, Rent abatement, work letter obligations, and other matters. Upon assignment of this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty (50%) percent of all sums paid to and received by Tenant from an assignee for such assignment less any and all Rent payable hereunder (to the extent that any sums paid to Tenant include any Rent payable by Tenant to Landlord) and the reasonable costs and expenses incurred by Tenant in connection with such assignment. Reasonable costs shall include the costs customarily incurred in connection with an assignment in the commercial office rental "market" as defined in Section 2.B hereof, including without limitation advertising, legal fees, brokerage, Rent abatement, work letter obligations, and other matters.

                  All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon receipt thereof by Tenant or by any subtenant or other person claiming through or under Tenant.

                  C. Tenant Not Released. Subject to those matters set forth in
Section 12.A above, in the event of any subletting of all or any portion of the Premises, Tenant shall remain jointly and severally liable to Landlord for payment of all Rent stipulated herein and/or payment and performance of all other covenants and conditions contained herein. Rent due from Tenant shall not be diminished or abated during any remodeling or redecoration period. Landlord may collect Rent from any sublessee and apply the net amounts collected to the Base Rent and Additional Rent, but no such collection shall be deemed to be a waiver of the provisions of this Section. Subject to those matters set forth in
Section 12.A above, in the event of

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assignment of this Lease, Tenant will not be relieved of any further obligations and liability hereunder unless (i) the proposed assignee (and any proposed guarantors of this Lease) has an equal or greater net worth to that of Tenant on the date hereof, and (ii) the proposed assignee assumes all of Tenant's liability and obligations hereunder.

                  D. Assignment or Sublet to Affiliate. Notwithstanding anything to the contrary in this Section 12, Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment and subletting proceeds (or Excess Rents), sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger or consolidation. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of this Lease or the Premises.

         13. CONDITION OF PREMISES. At the termination of this Lease, Tenant shall return the Premises with all Tenant's personal property removed therefrom, broom clean and in as good condition as of the Commencement Date (as modified by any Tenant Improvements), ordinary wear and tear, casualty and condemnation excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the reasonable cost thereof promptly on demand, provided, however, that Tenant shall have no obligation to restore the Premises to the physical condition that existed prior to the commencement of either this Lease or any prior lease between the parties.

         14. OBLIGATION TO REPAIR

             A. Tenant's Obligation. Tenant agrees and covenants to keep the Premises in as good order, condition, and repair as when the same were entered upon, ordinary wear and tear, casualty and condemnation excepted. Tenant shall have no obligation whatsoever to make any repairs which are other than ordinary and non-capital, except that all damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment to the extent caused by Tenant's negligence and/or willful misuse shall be repaired, restored, or replaced promptly by Tenant at its sole cost and expense. Tenant shall be granted access to all parts of the Building and the Property for said purpose. All repairs, restorations, and replacements shall be in quality and class equal to the original work or installations and shall be done to Landlord's reasonable satisfaction. If Tenant fails to keep the Premises in such good order, condition, and repair as required hereunder after notice by Landlord, latent defects excepted, Landlord may restore the Premises to such good order and condition and make such repairs.

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                  B. Landlord's Obligation. Landlord shall, except as expressly provided for in Section 14.A above, be responsible to repair and maintain the Building, the Property and the Common Areas and to maintain same in a manner consistent with first class office buildings in New Canaan, Connecticut. Such obligation shall include ordinary and extraordinary expenses as well as capital repairs and replacements, expressly including without limitation the structural portions of the Building, the basic plumbing, air conditioning, heating, and electrical systems, unless and to the extent that the condition requiring such maintenance is caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay Landlord the reasonable cost of such maintenance or repairs arising through Tenant's fault. There shall be no abatement of Rent and no liability of Landlord by reason of any injury or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. However, if such interruption or discontinuance (unless and to the extent caused by Tenant's negligence or willful conduct) shall continue for three (3) consecutive Business Days (as defined below) or for more than eight (8) Business Days in any Lease Year, and if the Premises shall be rendered untenantable in whole or in part, all Rent shall abate to the extent the Premises is untenantable during the pendency of such discontinuance or interruption. Except as may otherwise be provided hereunder, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. If Landlord shall in good faith dispute Tenant's right to abate Rent, Landlord may commence an arbitration proceeding pursuant to Section 36 to settle the dispute. Pending the determination of the arbitrators (provided that Landlord is actively and diligently prosecuting same to completion), the Rent shall not be abated. Upon such determination, if Tenant is found to have had the right to abatement, then Tenant shall have the right to offset against Rent (i) the amount of any such abatement plus interest at the Interest Rate from the date of the interruption or discontinuance of service, plus (ii) all reasonable attorneys' fees and costs incurred by Tenant in connection with such arbitration and in connection with enforcing this Section and in obtaining and enforcing any determination and/or judgment.

         15. LIABILITY. Landlord assumes no liability or responsibility whatever with respect to the conduct and operation of the business to be conducted in the Premises by Tenant nor for any loss or damage, of whatsoever kind or by whomsoever caused, to personal property, documents, records, monies, or goods of Tenant or to anyone in or about the Building unless said loss or damage is caused by Landlord's negligent act, omission or intentional conduct.

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



         16.      DAMAGE TO LEASED PREMISES

                  A. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord; however, this Lease shall continue in full force and effect except as hereinafter set forth. If the Premises are partially unusable, the damage thereto shall be repaired by Landlord with reasonable dispatch after Landlord is provided with a reasonable opportunity to collect the insurance proceeds attributable to such damage, but in no event longer than two hundred ten (210) days from the date upon which such damage occurred, subject to delays due to causes beyond Landlord's control; and Rent, until such repairs shall be substantially completed, shall be apportioned from the date of the casualty according to the part of the Premises which is unusable. Landlord, however, shall have no obligation to repair any damage to Tenant's Property or any other property or effects of Tenant. If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

                  B. Damage Termination. If the Premises are rendered wholly unusable (whether or not the Premises are damaged in whole or in part) or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then in either of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within sixty (60) days after such fire or casualty. Such notice shall specify a date for the expiration of this Lease, and upon the date specified the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease, and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination. Any Rent owing shall be paid up to the date of the casualty, and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make repairs and restoration as herein set forth with reasonable dispatch after a reasonable period of time has been allowed to provide for collection of the insurance proceeds awarded to Landlord as provided in Section 11, but in no event longer than two hundred ten (210) days from the date upon which such damage occurred. If restoration is not completed within said two hundred ten (210) days, Tenant may terminate this Lease within ten (10) Business Days after such expiration, on written notice to Landlord.

                  C. Landlord Will Not Insure. Tenant acknowledges that, Landlord will not carry insurance on Tenant's Property or

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



on Tenant's business records or other property of Tenant or Tenant's agents, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same, except as specifically provided in Section 16 hereof.

         17.      CONDEMNATION

                  A. Entire Award. In the event that the Property, Building, or any part thereof, or the Premises or any part thereof, shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, the Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding.

                  B. More Than 25% Taking. At any time during the Term, if title to a portion greater than twenty-five (25%) percent of the Property, Building and/or Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking, and the Rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

                  C. Less than 25% Taking. However, if less than twenty-five percent (25%) of the Property, Building and/or the Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that Tenant may elect to terminate this Lease if (i) that portion of the Premises then occupied by Tenant shall be reduced by five percent (5%) or more, (ii) five (5%) percent or more of the Premises shall become untenantable, or (iii) tenant's parking rights shall be reduced by five (5%) percent or more, by notice of such election to the Landlord not later than thirty (30) days after (x) notice of such taking is given by the condemning authority, or (y) the date of such taking, whichever occurs later. Upon the giving of such notice this Lease shall terminate on the date of service of such notice and the Rent due and to become due shall be prorated and adjusted as of the date of the taking. If a condemnation or taking shall not give rise to a termination right of Tenant pursuant to this Section 17 or should Tenant fail to give such notice upon such partial taking and this Lease continues in force as to any part of the Premises not taken, the Rent apportioned to the part taken shall be prorated and adjusted as of the date of taking. From such date, the Rent shall be reduced to the amount apportioned to the remainder of the Premises, and the Tenant's Proportionate Share shall be recomputed to reflect the number of square feet remaining in the Premises in relation to the number of square feet of Building remaining in the Building. Tenant shall receive a reasonable abatement of Rent to account for any lost parking or Common Area usage.

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



                  D. Rights to Condemnation Award. Tenant shall not be entitled to any portion of any condemnation award or private purchase price. Tenant hereby expressly assigns to Landlord all of its rights in and to every such award and agrees to execute any and all documents required to facilitate collection thereof by Landlord. Notwithstanding the foregoing provisions of this Section, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in the preceding Sections of this Section such portion of each award made therein as represents (a) Tenant's moving expenses, (b) the then value of Tenant's personal property, and (c) the unamortized value over the Term of the Tenant Improvements to the Premises, depreciated from the date of installation thereof to the date of taking, provided the same shall have been installed by or at the Tenant's expense but regardless of whether the Tenant Improvements might be considered a part of the Premises or shall be or become the property of the Landlord under the terms of this Lease.

                  E. Landlord to Repair. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking of any part of the Premises which does not result in a termination of this Lease, Landlord at its expense shall proceed with due diligence to repair, alter and restore the remaining part of the Building and the Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible so as to constitute a tenantable Building and Premises, provided that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking. If such award is less than adequate (and Landlord does not supplement the award) to repair and restore to the foregoing standard, Tenant may upon ninety (90) days notice to the Landlord cancel and terminate this Lease unless within such period repair and restoration to such standard has been accomplished.

         18. NOTICES. All notices which may be or are required to be given by either party to the other shall be in writing and mailed, postage prepaid, by United States Postal Service, certified or registered mail, or sent prepaid by private, reputable overnight delivery service such as Federal Express, and shall be deemed effective three (3) days after deposit with the United States Postal Service or one (1) day after deposit with an overnight delivery service to the following addresses or such other addresses as the parties shall designate in writing:

                  If to Landlord:

                           Stephen Gulick Jr.
                           50 Locust Avenue
                           New Canaan, CT 06840

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



                  with a copy to:

                           Gerald T. Weiner, Esq.
                           P.O. Box 9177
                           350 Fairfield Avenue
                           Bridgeport, CT 06601

                  If to Tenant:

                           Scott N. Schneider
                           Senior Vice President and Treasurer
                           Century Communications Corp.
                           50 Locust Avenue
                           New Canaan, CT 06840

                  with a copy to:

                           Legal Department
                           Century Communications Corp.
                           50 Locust Avenue
                           New Canaan, CT 06840

         19.      DEFAULT AND REMEDIES

                  A. Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                           (i)  The failure by Tenant to make any payment of
Rent or other monetary payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice from Landlord.

                           (ii)  The failure by Tenant to observe or perform
any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, or other than to make payments as required by this Lease, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                           (iii)  The making by Tenant of any general
assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant declared bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within thirty
(30) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease

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



where possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days after the levy thereof.

                  B. Remedies. In the event of any material default or material breach by Tenant beyond applicable notice and grace provisions, Landlord may at any time thereafter, after notice and demand but without limiting Landlord in the exercise of any right which Landlord may have pursuant to the terms and conditions of this Lease by reason of such default or breach, terminate this Lease pursuant to this express stipulation, in which event this Lease shall expire and terminate and Landlord shall be entitled to recover possession of the Premises in the manner prescribed by the statute relating to summary process; and Landlord shall have the right to proceed as follows:

                           (i)  Re-enter and take possession of the Premises
or any part thereof and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either without being deemed guilty in trespass or of a forcible entry or detainer and without prejudice to any remedies for arrears of Rent or preceding breach or covenants. In such event, Landlord shall be entitled to recover from Tenant all actual damages (as opposed to consequential or punitive) incurred by Landlord by reason of Tenant's default, including, but not limited to, the reasonable cost of recovering possession of the Premises, expenses of reletting, including reasonably necessary renovation and alteration of the Premises, reasonable attorneys' fees and any real estate commission actually paid. Such damages shall bear interest from the date due at the Interest Rate.

                           (ii)  Tenant, until the end of the Term or what
would have been such Term in the absence of any such event (expressly excluding any unexercised Extension Periods), shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the Base Rent and the Additional Rent and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage and management commissions, legal expenses, reasonable attorney's fees, reasonable and customary alteration costs, the cost of which shall be amortized, and only that portion attributable to the remainder of this Lease Term shall be included in this calculation, and reasonable expenses of preparation for such reletting. Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. Landlord shall

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



use reasonable efforts in order to relet the Premises. Landlord shall use reasonable efforts in order to relet the Premises.

                           (iii)  In the event of termination of the Term by
the happening of any such event, Landlord shall forthwith, upon such termination, any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between (a) the then present cash value of the future Rent reserved hereunder for the unexpired portion of the Term, and (b) the then present cash rental value of the Premises for the balance of the Term, unless the statute which governs shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under such statute. All present value calculations shall assume a discount rate equal to twelve (12%) percent per annum. Upon collection of such liquidated damages, Landlord shall not have the right to collect any other sums. Further, it is not the intention of the parties that Landlord shall collect any sums that shall be duplicative of any other damages collected in accordance with this Lease.

                  Except as may be provided in section (iii) above, the foregoing remedies may be pursued severally or jointly. However, unless a remedy is expressly reserved to Landlord pursuant to this Section 19 or otherwise provided for in this Lease such remedy shall not be available to Landlord. The remedies provided in this Section 19 and in this Lease shall be the sole and exclusive remedies of Landlord. Subject to the terms and conditions of this
Section 19, no exercise by Landlord of the foregoing remedies, and no expiration or termination of this Lease, or summary proceedings, abandonment or vacancy effected pursuant to this Section 19, shall relieve Tenant of its liability and obligation under this Lease, whether or not the Premises shall be relet. In any such event Tenant shall pay Landlord the Base Rent, Additional Rent, and other charges required to be paid by Tenant up to the time of such event.

                  C. Specific Performance. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach.

         20. BANKRUPTCY. If at any time during the Term of this Lease, a petition shall be filed, either by or against Tenant, in any court or pursuant to any federal, state or municipal statute, whether in bankruptcy, insolvency, for the appointment of a receiver, involving Tenant's business or property or because of any general assignment made by Tenant of Tenant's property for the benefit of Tenant's creditors, then immediately upon the happening of any such event, in addition to any other remedy available to Landlord hereunder and without any entry or other act by Landlord, this Lease, at Landlord's option, shall cease

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



and come to an end with the same force and effect as if the date of the happening of any such event were the date herein fixed for the expiration of the Term. Nonetheless, in the event of an involuntary bankruptcy petition against Tenant, Tenant shall have sixty (60) days in which to obtain a final dismissal of said petition.

         21.      LANDLORD AND TENANT DEFINED

                  A. Definition. The term "Landlord" as used in this Lease insofar as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the entity signing below as such or any owner or owners at the time in question of the fee of the Premises who have derived title through or under the undersigned. In the event of any transfer of title to such fee, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall automatically be freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that the transferee shall assume in writing the obligations and liability of the Landlord as hereunder provided and further provided that any funds in the hands of such Landlord, or the then grantor, at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord, or the then grantor under any provisions of this Lease, shall be paid to Tenant.

                  The term "Tenant" shall mean the Tenant named herein or any assignee or sublessee described in Section 12 hereof.

                  B. Limitations of Assets Liable for Collection of Judgment: No Personal Liability. Tenant shall look solely to the estate and property of such Landlord in the Building of which the Premises are a part for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of such Landlord, or of any shareholder, officer, director or partner of Landlord, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's remedies. Notwithstanding the above, Landlord covenants that it shall maintain sufficient insurance to provide coverage of the scope of its duties relative to this Lease, and the limitations stated in this provision should not extend to such insurance. Failure of Landlord to maintain insurance upon the Building shall void this provision.

         22. RECORDING LEASE PROHIBITED. Tenant shall not record this Lease but may record a statutory short form memorandum

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



hereof in form reasonably acceptable to Landlord. All recording costs for the memorandum shall be paid by Tenant. Landlord shall promptly execute any such memorandum of lease in recordable form and shall fully cooperate with Tenant in order to assure that such memorandum shall be recorded of record.

         23. PREVAILING PARTY IN LEGAL PROCEEDINGS. In the event any action is commenced for any breach of any covenant, condition, or agreement herein contained, the prevailing party in such action shall be entitled to receive from the non-prevailing party all reasonable costs incurred in such action, including, without limitation, all reasonable attorneys' fees.

         24. SEVERABILITY. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, and a suitable and equitable provision shall be substituted for the illegal, invalid or unenforceable provision in order to carry out, as far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision.

         25. HOLDING OVER. If after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay Rent, without any written agreement as to such holding, then such holding shall be deemed and taken to be a holding upon a tenancy from month to month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rental equivalent to one hundred fifty (150%) percent of the monthly installments of Base Rent hereinabove provided for during the year immediately preceding together with the Additional Rent, all of which shall be payable in advance on the first day of each calendar month.

         26. RE-ENTRY BY LANDLORD. Tenant waives any and all right of redemption, re-entry or repossession in case Tenant shall be dispossessed by judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter," "entry" and "re-entry" as used in this Lease are not restricted to their technical legal meanings.

         27. NO WAIVER. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in force and

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



effect with respect to any other then existing or subsequent breach thereof. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

         28.      OTHER REMEDIES

                  A. No Obligation to Cure. Landlord or Tenant, as the case may be, may, but shall not be obligated to, cure, at any time upon ten (10) days' notice or without notice in case of emergencies, any default(s) by Tenant or Landlord, as the case may be, under this Lease, and Tenant or Landlord, as the case may be, shall pay to Landlord or Tenant, as the case may be, promptly on demand, all reasonable costs and expenses incurred by Landlord or Tenant, as the case may be, in curing such default(s), including, without limitation, court costs and reasonable attorneys fees and disbursements in connection therewith, together with interest on the amount of costs and expenses so incurred from the date of demand at the rate (herein the "Interest Rate") of the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate then permissible under Connecticut law, until paid.

                  B. Judgment Offset. Landlord acknowledges that if Tenant obtains a judgment (or a determination by the arbitrators pursuant to Section
36) against Landlord for an amount due the Tenant by Landlord, Tenant may offset the amount thereof against the next Rent payments due from Tenant to Landlord hereunder, together with (i) interest at the Interest Rate accruing from the first date such payments were due and payable to Tenant by Landlord pursuant to this Section 28 or otherwise pursuant to this Lease, and (ii) all reasonable attorneys' fees and costs incurred in obtaining such judgment and/or determination and in connection with enforcing this Section and enforcing any determination and/or judgment.

                  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise (except that Landlord's remedies shall be limited as provided for in Section 19 of this Lease), and except as otherwise provided for in this Lease the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

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




         29. NOTICE OF MORTGAGEES. Tenant agrees that in the event Tenant shall claim any event of default or non-performance hereunder on the part of Landlord or shall claim that there exist any circumstances whatsoever which give rise (or with the passage of time would give rise) to a right of termination on the part of Tenant hereunder, Tenant shall give immediate written notice of such event or such circumstances to all mortgagees of Landlord of record who have made written request to Tenant to be provided such notice, in addition to and separate from any notice required to be given to Landlord hereunder. Provided that such mortgagee shall indemnify and hold Tenant harmless from any loss, cost or expense (including without limitation reasonable legal fees and expenses) by reason of such delay. Notwithstanding anything to the contrary contained elsewhere herein, any such mortgagee shall be given a period of fifteen (15) days after receipt of such notice in which to cure any such event or circumstances, the doing of which by any such mortgagee shall be deemed to constitute a cure of such event or circumstances under this Lease, notwithstanding that such cure shall not have been performed by Landlord hereunder.

         30. ENVIRONMENTAL LAWS

             A. Compliance. Landlord represents and warrants to Tenant that as of the date hereof to the best of Landlord's knowledge, the Building and Property are in full compliance with Environmental Laws (as defined below). Subject to the foregoing representation, Landlord and Tenant each covenant on behalf of themselves, their agents, employees and assigns at all times during the Term and any Extension Periods, to comply with all federal, state and local environmental laws, rules and regulations with respect to the Premises, the Building and the Property, including without limitation the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et. seq., as amended ("RCRA"), or any similar federal, state or local laws or regulations, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601, et. seq., as amended ("CERCLA") or the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et. seq., as amended ("TSCA"), or any similar federal, state or local laws and regulations, the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et. seq., as amended ("FWPCA"), or the Clean Air Act, 42 U.S.C. Sec. 7401, et. seq., as amended ("CAA"), respectively, or any similar federal, state or local laws or regulations, Sections 22a-448 through 22a-457 of the Connecticut General Statutes, as amended, and as the same may be further amended from time to time (the "Superlien Statute"), or any similar applicable federal or state laws, regulations or ordinances (collectively, the "Environmental Laws"). The parties further represents and warrants (i) that neither shall undertake any activity at the Premises which would render the Premises a hazardous waste treatment, storage or disposal facility, and (ii) that neither will cause any discharge, spill, uncontrolled loss, seepage, filtration of oil or petroleum or chemical liquids or solid, liquid or gaseous products or hazardous waste (a "Spill"),

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as those terms are used in Sections 22a-448 through 22a-457 of the Connecticut
General Statutes, as amended, and as the same may be further amended from time to time (the "Superlien Statute"). Without limiting the generality of any other provision hereof and notwithstanding anything to the contrary, Landlord and Tenant each covenant and agree to comply strictly and in all respects with the requirements of the Environmental Laws, and to notify each other promptly upon learning of any violation thereof upon the Premises or the Property, and to forward to each other promptly copies of all notices, orders, reports, permits, applications and other communications received or issued by Landlord or Tenant in connection with any matters relating to the Environmental Laws as they may affect the Premises or the Property.

                  In the event Landlord or Tenant, their agents, employees or assigns fail to comply with the requirements of the Environmental Laws, the noncomplying party shall undertake an environmental site assessment and cause any remedial work to be performed at the Premises or on the Building or Property, or take any and all other actions as required by law, as shall cure said failure of compliance, and any amounts paid as a result thereof.

                  B. Indemnity. Notwithstanding and in addition to all other remedies of Landlord or Tenant contained in this Lease, Landlord and Tenant each further covenant and agree to indemnify the other and hold the other harmless from and against all loss, liability, damage and expense, including reasonable attorneys' fees, suffered or incurred by the other, arising out of or resulting from a breach by the other, its agents, employees or assigns of Section 30.A hereof, including the assertion of any lien thereunder arising because of any violation of the Environmental Laws on or after the date hereof or any loss of value of the Premises as a result of such spill (but excluding consequential and punitive damages). It is expressly agreed that this indemnification provided for herein shall survive the Term of this Lease, if necessary, as a consequence of any violation of the Environmental Laws by Landlord or Tenant or either of their agents, employees or assigns.

         31.      MISCELLANEOUS

                  A. Taxes. Tenant, at all times, shall be responsible for and shall pay, before delinquency, all municipal, county, state, or federal taxes which may be levied, imposed or assessed against Tenant's personal property, its leasehold interest, its right to occupy the Premises, or the Rent, except to the extent any such tax constitutes an income tax assessed against Landlord or are typically taxes paid by landlords.

                  B. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Rent; nor shall any

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endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.

                  C.       Representations by Landlord

                           (i)  Landlord represents to Tenant that as of the
date hereof and throughout the Term of the Lease:

                                (a)   to the best of Landlord's knowledge
         after due inquiry, the Property, the Building and the Premises are in compliance of all applicable laws and there is a valid certificate of occupancy for the Premises,

                                 (b)  to the best of Landlord's knowledge
         after due inquiry, the uses permitted to Tenant in this Lease are permitted by all applicable laws,

                                 (c)  to the best of Landlord's knowledge
         after due inquiry, the Premises, Building and the Property are in good working order and free of latent defects,

                                 (d)  any consents and approvals required in
         connection with the Landlord's execution of this Lease have been obtained,

                                 (e)  Landlord and each person executing this
         Lease on behalf of Landlord (or in any representative capacity) have full right and lawful authority to execute this Lease.

                           (ii)  Neither Landlord nor any agent or employee
of Landlord has made any warranties, representations or promises with respect to the Building or the Premises except as herein expressly set forth.

                  D. Intentionally Omitted.

                  E. Waiver of Jury Trial and Right to Counterclaim/ Prejudgment Remedy Waiver. Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency or other statutory remedy.

                  F. Intentionally Omitted.

                  G. Unavoidable Delays. Except for Tenant's obligations to pay Rent, the time of Landlord or Tenant, as the case may be, to perform any of their respective obligations hereunder shall be extended if and to the extent that the

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performance thereof shall be prevented due to any strikes, lockouts, civil commotions, warlike operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, inability to obtain labor or materials despite due diligence, acts of God, or other causes beyond the control of the party whose performance is required. Notwithstanding the foregoing, any offset or abatement rights of Tenant provided for in this Lease shall not be limited by the foregoing.

                  H. Brokerage

                           (i)  Tenant represents that it has dealt with
Albert B. Ashforth, Inc. in connection with this Lease and covenants to pay all compensation, commissions and charges in connection therewith. Tenant shall hold harmless and indemnify Landlord from and against any and all costs, expenses and liabilities, including reasonable attorneys' fees for any judicially proven compensation, commissions and charges claimed by any broker or agent in respect of this Lease or the negotiation hereof with whom Tenant is claimed to have had dealings. The Tenant further represents that there is no other broker it has dealt with and who is entitled to any fees or commissions in connection with this transaction.

                           (ii)  Landlord represents that it has not entered
into any listing agreement covering the Premises or this Lease and that it has not dealt with any broker other than Tenant's broker, Albert B. Ashforth, Inc. in connection with this Lease. Subject to Section H(i) above, Landlord further represents that there is no other broker it has dealt with and who is entitled to any fees or commissions in connection with this transaction. Landlord covenants to save and hold harmless and indemnify Tenant from and against any and all costs, expenses and liabilities, including reasonable attorneys' fees for any compensation, commissions and charges claimed by any other broker or agent in respect of this Lease or the negotiation hereof with whom Landlord is claimed to have had dealings or an agreement. This provision shall survive the termination of this Lease.

                  I. Successors and Assigns. The provisions of this Lease, except as herein otherwise specifically provided shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns, including without limitation subsequent purchasers of the Property, the Building or any portion thereof.

                  J. Consents and Approvals. Unless another time period is provided, all such consents or approvals shall be given or withheld within ten
(10) days. Unless otherwise expressly provided herein, Landlord shall not have the right to unreasonably withhold or delay any requested consent.

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                  K. Interpretation. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the law of the State of Connecticut. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated, were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant of the party bound by undertaking or making same, not dependent on any other provision of this Lease unless otherwise expressly provided. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  L. Complete Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Lease which are not fully expressed in this Lease. This Lease shall not be modified or terminated orally or in any manner other than by a written agreement executed by both parties.

                  M. Time of Essence. Whenever this Lease provides for payments to be made, notices to be given or actions to be taken within a specified time period, the parties agree that time is of the essence with respect to all of such matters.

                  N. Authority. The person executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a corporation validly existing under the laws of the State of Texas and duly authorized and qualified to conduct business in the State of Connecticut, that Tenant has the full right and authority to enter into this Lease, and that the person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants that Landlord owns the Property, the Building and the Premises in fee and has full right, power and authority to execute this Lease.

                  O. Attorney's Fee. In the event either party fails to observe any provision of this Lease, and the other party elects to enforce this Lease by way of collection of Rent or any other proceeding or by court action, then the party against whom this Lease is enforced shall be obligated to pay to the other reasonable attorney's fees and costs incurred in connection with the enforcement of this Lease.

                  P. Building Hours of Operation. Tenant shall have twenty-four (24) hour access to the Premises. "Business Days"

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shall mean any day which is not a Saturday or Sunday or a State of Connecticut or federal legal holiday. The official hours (the "Business Hours") of operation are as follows:

                           Monday-Friday    8:00 a.m. - 6:00 p.m.

                  Q. HVAC. Landlord shall provide heating, ventilation and air conditioning services after the official hours of operation as set forth in Section 31.P above, the same to be provided at the expense of Tenant but in an amount equal to the Landlord's actual cost for same, based on actual use.

                  R. Compliance with Applicable Laws. As to each reference regarding a party's compliance with Applicable Laws, said party shall be deemed to be in compliance notwithstanding the fact that a condition or violation exists if same has become legally non-conforming.

         32. ADDITIONAL SPACE. During the original Term of this Lease, and provided that (i) Tenant is not in default beyond applicable notice and grace provisions provided herein, and (ii) the Term of this Lease shall have thirty-six (36) or more months remaining (if this Lease shall have a shorter period of time to run on the Term (but Tenant has unexecuted extension options pursuant to Section 2.B), Landlord shall give to Tenant not less than fifteen
(15) days prior written notice of Landlord's intention to offer additional space and shall provide to Tenant the right to execute Tenant's option to extend in order to benefit from this Section 32), Landlord agrees to give Tenant the Right of First Option for additional space in the Building as it becomes available. The Tenant shall be given prior written notice of the availability of the additional space which shall be upon the same terms, conditions, covenants and provisions as are contained in this Lease, except for Rent which shall be at the then fair market lease value for additional space in the "market" as defined herein. The Tenant shall have an exclusive thirty (30) day period after receipt of said notice (said thirty (30) day period shall include the aforesaid fifteen
(15) days if Landlord has notified Tenant that Tenant must exercise its extension right in order to benefit from this Section 32) to notify Landlord, in writing, of its intention to lease said space. If Tenant accepts said space, but the parties are unable to agree on the fair market Rent for the additional space within thirty (30) days after Tenant's notice to Landlord of its intent to lease said space, then the issue shall be submitted for determination in accordance with the procedure and provisions set forth in Section 2.B and Section 36 hereof. The decision made in accordance with Section 36 shall be final and binding on Landlord and Tenant. The proposed term for the lease of such additional space shall be co-terminous with the balance of the term remaining under this Lease. In the event Tenant leases such additional space as provided in this Section, all other terms of this Lease shall remain in effect, including Tenant's options to

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extend the term and obligation to pay Additional Rent based on the additional space leased.

         If Tenant declines said space or fails to notify Landlord of its intention to lease said additional space within the aforementioned thirty (30) day period, then subject to Tenant's "Second Bite" option as herein provided, Landlord may lease said additional space to a third party, but on terms no more favorable (considering all rental payments) than those offered to Tenant. If Landlord desires to lease the additional space to a third party on terms more favorable than those offered to Tenant, then Tenant shall have the right (Tenant shall not have this right if Tenant shall not either (i) have at least thirty-six (36) months remaining on the Term, or (ii) have exercised a renewal option in order to achieve said thirty-six (36) month condition, as provided hereinabove) to accept the terms being offered to such third party and otherwise acceptable to such third party (except, that the term shall be co-terminous with this Lease); and Tenant may exercise such right by providing notice of such exercise to Landlord within fifteen (15) days after Tenant's receipt of written notice of (i) such third party offer, and (ii) documentation of the third party's willingness to accept such terms. The rights provided in this Section 33 shall be applicable to any space in the Building at any time same becomes vacant.

         33. STATUS OF LEASE. Upon the full execution of this Lease the same will supersede any prior Lease heretofore entered into between the parties, the Landlord and Tenant acknowledging that there is no money due or obligation owed by either party to the other under the superseded Lease other than as identified on Exhibit 33.

         34. SECURITY SYSTEM. Landlord agrees at its expense to install a "card security" system for the Building as identified on Exhibit 4.A-1. Landlord covenants that such system will be operational no later than June 1, 1997.

         35. SECURITY DEPOSIT. Notwithstanding anything to the contrary herein, the parties acknowledge that no cash security has been deposited or will be required to be deposited under this Lease or any extension or renewal of same.

         36. ARBITRATION

             A. Disputed Defaults. The parties hereby agree to arbitrate disputes only as to the specific matters provided for in Section 2.B, Section 3.E, Section 4.A, Section 4.C, Section 14.B, and Section 32 of this Lease. No other matter shall be arbitrable without the express authorization and consent of Landlord and Tenant.

             B. Disputed Amount. Subject to Section 36.A above, in the event Landlord or Tenant disputes any payment,

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reimbursement, refund or abatement, either party may serve a notice on the other that such party is submitting the matter to binding arbitration, as set forth below.

             C. Arbitrators; Award. Any disagreement or controversy described in Section 36.A and Section 36.B or elsewhere as expressly provided for in this Lease where dispute resolution by arbitration is expressly provided or reference is made to this Section 36 shall be settled by binding arbitration to be held, and the award made, in the county where the Premises are located, pursuant to the then-applicable rules of the American Arbitration Association. In any such arbitration, the arbitrator shall be: (a) any person selected by the parties to the dispute if they are able to so agree within ten (10) days after any party requests the other to so agree, or (b) if the parties are unable to so agree, the arbitrator shall be a three-member arbitration panel which shall act by majority vote and which shall consist of one member selected by each party to the dispute and one member selected by the two members so selected, who shall act as chairmen of the arbitration panel. If the first two arbitrators are unable to agree on the selection of the third arbitrator within twenty (20) days after their appointment, the third arbitrator shall be selected by the American Arbitration Association. If one party requests the other to agree on a single arbitrator and the parties have failed to agree on such a single arbitrator, and one of the parties thereafter shall fail or refuse to appoint a person to the arbitration panel under clause (b) above within twenty (20) days after the original request for agreement on a single arbitrator was made, the arbitration panel shall consist solely of the single arbitrator selected by the other party. The arbitrator(s) shall apply the substantive law of the state in which the Premises are located. Any award of the arbitrator(s) shall state the reasoning on which the award is based. Each arbitrator appointed pursuant to this Section shall be a member of the American Institute of Real Estate Appraisers or any successor organization or shall have at least ten (10) years' experience in the "market" in real property management, brokerage or appraising.

             D. Failure to Appear. If one of the parties shall fail or refuse to appear or to present evidence at the arbitration hearing, the arbitrator(s) shall be authorized to accept the evidence presented by the party in attendance at the hearing and to enter an award based on the evidence presented. Any costs of arbitration shall be borne by the party against whom the award is made, including but not limited to the fees of the arbitrators.

             E. Reimbursement. If any amount awarded Tenant in the arbitration is not paid by Landlord within fifteen (15) days from the date of award, Tenant shall be entitled to offset any such amounts against the next succeeding Base Rent and other charges, together with interest at the Interest Rate from the date of the award (however as provided for in this Lease, the

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award may include interest from an earlier date if the award is based upon an overpayment, reimbursement, abatement or other matter) plus attorneys' fees and costs incurred by Tenant in obtaining such award and in enforcing this Section and in obtaining and enforcing any judgment in connection therewith. If any amount awarded Landlord in the arbitration is not paid by Tenant within fifteen
(15) days after the date of the award, with interest at the Interest Rate, Landlord may resort to the remedies set forth in this Lease without further notice, as if no grace period ever existed.

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         EXECUTED this _________ day of February, 1997.

                                    LANDLORD:
                                    LOCUST AVENUE ASSOCIATES

                                     By_______________________
                                       Stephen Gulick Jr.
                                       A Partner, duly authorized

                                    TENANT:
                                    CENTURY COMMUNICATIONS CORP.

                                     By_______________________
                                       Robert J. Larson
                                       Its duly authorized
                                       Vice President and Controller

EXHIBIT 1.A(i)-1       -       Floor Plan
EXHIBIT 1.A(i)-2       -       Property Legal Description
EXHIBIT 1.A(iii)       -       Lee Shepard Space/Dana Space
EXHIBIT 1.B            -       Parking Area
EXHIBIT 4.A-1          -       Landlord's Work
EXHIBIT 4.B            -       Customary Services
EXHIBIT 9.B(iii)       -       Building Rules and Regulations
EXHIBIT 33             -       Status of Lease


STATE OF CONNECTICUT)
                    ) ss.
COUNTY OF FAIRFIELD )

         Personally appeared Stephen Gulick Jr., General Partner of Locust Avenue Associates, who acknowledged the same to be his free act and deed and the free act and deed of Locust Avenue Associates.

                                              ------------------------

STATE OF CONNECTICUT)
                    ) ss.
COUNTY OF FAIRFIELD )

         Personally appeared Robert J. Larson, Vice President and Controller of Century Communications Corp., who acknowledged the same to be his free act and deed and the free act and deed of Century Communications Corp.

                                             ------------------------

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